As filed with the Securities and Exchange Commission on September 8, 2006
Registration No. 333-133457

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

AMENDMENT No. 3 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

NEWGEN TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Nevada	4925	33-0840184
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

6000 Fairview Road, 12th Floor
Charlotte, North Carolina 28210
(704) 552-3590
(Address and telephone number of principal executive offices and principal place of business)

Bruce Wunner, Chief Executive Officer
NewGen Technologies, Inc.
6000 Fairview Road, 12th Floor
Charlotte, North Carolina 28210
(704) 552-3590
(Name, address and telephone number of agent for service)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Number of Shares to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value issuable upon conversion of Convertible Debentures	41,666,665(2)	$0.75(3)	$31,249,998.75	$3,343.75
Common Stock, $0.001 par value issuable upon exercise of warrants	5,625,000	$1.00(4)	$5,625,000.00	$601.88
Common Stock, $0.001 par value issuable upon exercise of warrants	2,155,000	$0.001(4)	$2,155.00	$0.23
Common Stock, $0.001 par value issuable upon exercise of warrants	100,000	$5.00(4)	$500,000.00	$53.50
Common Stock, $0.001 par value issuable upon exercise of warrants	140,000	$1.50(4)	$210,000.00	$22.47
Common Stock, $0.001 par value	20,124,588	$0.75(3)	$15,093,441.00	$1,615.00
Total	69,811,253		$52,680,594.75	$5,636.83

(1)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible debentures, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Includes a good faith estimate of the shares underlying the convertible debenture to account for market fluctuations.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 30, 2006, which was $0.75 per share.

(4)	Calculated in accordance with Rule 457(g)(1) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2006

NEWGEN TECHNOLOGIES, INC.
69,811,253 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 69,811,253 shares of our common stock, including up to 41,666,665 shares of common stock underlying a convertible debenture in the principal amount of $5,000,000, up to 5,625,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $1.00 per share, 2,155,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.001 per share, 100,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $5.00 per share and 140,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share. The $5,000,000 convertible debenture is convertible into our common stock at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except for proceeds from warrants that are exercised.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "NWGN." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 7, 2006, was $0.52.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “NewGen,” “NWGN,” the “Company,” “we,” “us,” and “our” refer to NewGen Technologies, Inc.

NEWGEN TECHNOLOGIES, INC.

Refuel America, Inc. (a development stage company), (“Refuel”) was incorporated on June 1, 2005 under the laws of the State of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel and ethanol.  Refuel’s offices are located in Charlotte, North Carolina. Its fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of Refuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any revenues since inception and the Company is in the process of raising additional capital and financing for future operations.

For the period from June 1, 2005, our inception, through June 30, 2006, we had no revenue and a net loss of $7,887,205. As a result of this loss and our working capital deficiency of $6,385,898 in their report on our financial statements, our auditors expressed substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210, and our telephone number is (704) 552-3590. We are a Nevada corporation.

The Offering

Common stock outstanding before the offering	39,564,349 shares

Common stock offered by selling stockholders	Up to 69,811,253 shares, including the following:

•
up to 41,666,665 shares of common stock underlying convertible debentures in the principal amount of $5,000,000 (includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, antidilution and price protection adjustments),

•
up to 5,625,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share (includes a good faith estimate of the shares underlying the warrants to account for market fluctuations, antidilution and price protection adjustments),

•	2,155,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.001 per share,

•	100,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $5.00 per share,

•	140,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.50 per share,

•	20,124,588 shares of common stock which are presently outstanding.

Common stock to be outstanding after the offering	Up to 89,251,014 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock hereunder. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. See “Use of Proceeds” for a complete description.

OTCBB Symbol	NWGN

The above information regarding common stock to be outstanding after the offering is based on 39,564,349 shares of common stock outstanding as of  September 8, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Financial Results

We Are a Development Stage Company with Little Experience in the Operation of its Business. There is a Risk that Our Business May Fail.

To date, we have been involved primarily in product development in developing sources of supply for product components and developing joint ventures for production of alternative fuels. We have only a limited operating history and no experience in producing and bringing to market its products. We may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond its control. These problems include, but are not limited to:

•	substantial delays and expenses related to testing, development, and production of our products,

•	unanticipated difficulties relating to the production and marketing of a new product in the marketplace,

•	competition from larger and more established companies

•	lack of market acceptance of our new products and technologies.

We have only a limited operating history upon which to base any projection of the likelihood it will prove successful, and thus we cannot assure that it will achieve profitable operations or even generate any operating revenues.

In addition, our technology is a new approach to reducing harmful emissions from certain internal combustion engines and the unproven aspects of its technology may never prove commercially viable. There is the potential that we may not be able to produce on a sustainable basis the preliminary performance results achieved in certain of its research efforts. It is also possible that our products will not meet certain regulatory requirements and we may not be able to manufacture or successfully market its products at a reasonable cost.

We May Need to Raise Capital to Fund our Operations, and our Failure to Obtain Funding When Needed may Force us to Delay, Reduce or Eliminate our Product Development Efforts.

If in the future, if we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the commercialization, marketing and sale of our technologies and products.

We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

Our Independent Auditors Have Expressed Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 12, 2006, our independent auditors stated that our consolidated financial statements for the period from June 1, 2005 (inception) through December 31, 2005, were prepared assuming that we would continue as a going concern. The independent auditors noted that we have suffered significant losses from operations and have a cash flow deficiency from operations as well as a working capital deficiency. As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required. Further, any financing we do obtain may be on less favorable terms.

Risks Related To Our Business

Our Commercial Success Will Depend in Part on Our Ability to Obtain and Maintain Patent Protection.

Our success will depend in part on our ability to maintain and/or obtain and enforce patent protection for our technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. We have obtained rights to three patent applications filed in Great Britain, and may, in the future, seek rights from third parties to other patent applications or patented technology. There can be no assurance that patents will issue from the patent applications filed or that the scope of any claims granted in any patent will provide us with proprietary protection or a competitive advantage.

We cannot be certain that the creators of our technology were the first inventors of inventions covered by its patent applications or that they were the first to file. Accordingly, there can be no assurance that patents will be valid or will afford us with protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have a material adverse effect on our competitive position and business prospects.

It is also possible that our technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. There can be no assurance that a license will be available to us, if at all, upon terms and conditions acceptable to us or that we will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that we will have sufficient resources to pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement or are not able to have such patents declared invalid, we may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that we have identified United States and foreign patents that pose a risk of infringement.

We May Experience Difficulties in the Introduction of New Products that Could Result in Us Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

We currently do not have any mechanism for the distribution of our alternative fuel products. However, we have acquired three fuel terminals located in the Southeast region of the Unites States. Although we have entered into an agreement to retain an experienced management company to operate and manage the terminals, we have no experience in the operation of a distribution center or if we are unable to develop a sufficient method for the distribution of our alternative fuel products we will be unable to develop the commercial use of our intellectual property.

We Will Require Additional Financing in Order to Construct Bio-Diesel Production Plants

We will need funding of approximately $200 million in order to construct several bio-diesel production facilities. Accordingly we will be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

We are Dependent on Third Parties for the Manufacturing of Certain of our Products and any Conflicts with These Third Parties May Prevent it from Commercializing its Products.

We do not control these third parties, nor are we able to control the amount of time and effort they put forth on our behalf. It is possible that any of these third parties may not perform as expected, and that they may breach or terminate their agreements with us before completing their work. It is also possible that they may choose to provide services to a competitor. Any failure of a third party to provide us with the services for which it has contracted could prevent us from commercializing our products or delay market introduction.

We Have Entered into Several Joint Venture Agreements to Build and Operate Biodiesel Plants, But We Have No Experience in the Construction or Operation of Such Facilities, Therefore There is a Risk that these Joint Ventures May Not be Successful and We Will Dependent on Third Parties for Supply of Biodiesel.

We have entered into several joint venture agreements to build and operate biodiesel plants around the United States and in Europe. Although we plan on hiring experienced engineers to assist in the development of these facility we do not have experience in the construction industry or experience in the production of biodiesel fuel. Accordingly, we will be dependent on the experience of our joint venture partners and employees with respect to these projects. If these joint ventures are not successful we will then be required to locate alternative means to produce our biodiesel products.

We are Dependent on Supplies of Gasoline and Diesel to Produce our Products.

The production of our products is dependent on a sufficient supply of gasoline and diesel. If we are unable to obtain a sufficient fuel supply it could prevent us from commercializing our blended products or we would have to market 100% biodiesel and additive only.

We are Dependent Upon Key Personnel.

Our success is heavily dependent on the continued active participation of certain of our current executive officers, including S. Bruce Wunner and Ian Williamson. Loss of the services of one or both of these officers could have a material adverse effect upon our business, financial condition or results of operations. Neither of these individuals currently have any plans to retire or leave in the near future. We do not maintain any key life insurance policies for any of its executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce Our Profits or Force Us Out of Business.

We may face competition from companies that are developing products similar to those we are developing. The petroleum/fossil fuels industry has spawned a large number of efforts to create technologies that help reduce or eliminate harmful emissions from the burning of fuels. These companies may have significantly greater marketing, financial and managerial resources than us. We cannot assure investors that our competitors will not succeed in developing and distributing products that will render our products obsolete or noncompetitive. Generally, such competition could potentially force us out of business.

Our Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting our Potential Growth.

Our products are being developed with a limited set of functional uses relating primarily to internal combustion engines. Significant efforts by others exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for our products could be reduced, if not eliminated.

We May Be Subject to Government Approvals and Regulations that Reduce our Ability to Commercialize our Products, Increase our Costs of Operations and Decrease our Ability To Generate Income.

We are subject to United States and international laws and regulations regarding the development, production, transportation and sale of the products it sells. There is no single regulatory authority to which we must apply for certification or approval to sell its products in the United States or outside its borders.

There can be no assurance that we will obtain regulatory approvals and certifications for our products. Even if we are granted such regulatory approvals and certifications, it may be subject to limitations imposed on the use of our products. In the future, we may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. We cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income.

We Create Products That May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

The re-processing of refined fossil fuels involves the controlled use of materials that are hazardous to the environment. We cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue us for injury or contamination that results from use by third parties of alternative fuel products, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

We May Have Difficulties Managing Growth Which Could Lead to Higher Losses.

While we have not yet achieved any revenues through the sale or licensing of our products, should certain events occur, we might be in a position to rapidly commercialize our products. Rapid growth would strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should we be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

Risks Related to Construction of the Biodiesel Plants

Dependence on Key Suppliers, Whose Failure to Perform, Could Hamper our Ability to Operate Profitably or Decrease the Value of the Company.

We will be highly dependent upon engineering firms, equipment manufacturers, general contractors and our joint venture partners to design and build the biodiesel plants. We have not yet entered into contracts for certain design and construction services. If we do not execute a definitive binding design−build contract, or if our contractor terminates its relationship with us after it initiates construction, there is no assurance that we will be able to obtain a replacement general contractor. We expect that we will also be highly dependent upon the equipment manufacture’s experience and ability to train personnel in operating the plant. If the completed plant does not operate to the level anticipated by us in our business plan, we will attempt to adequately address such deficiency. There is no assurance that we will be able to address such deficiency in an acceptable manner. Failure to do so could decrease our production of biodiesel, which could damage our ability to generate revenues. We will be highly dependent upon our joint ventures to manage our plants, procure our inputs and market our products. If our joint ventures do not perform their obligations as agreed, we may be unable to generate revenues as anticipated.

We May Need to Increase Cost Estimates for Construction of the Biodiesel Plants.

It is possible that the cost of construction could increase significantly requiring more capital to complete the project. Therefore, there is no assurance that the final cost of the plants will not be materially higher than anticipated. There may be design changes or cost overruns associated with the construction of the plants. Shortages of steel, wood, or other materials necessary to construction could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plants could delay our ability to generate revenues or reduce the amount of revenues estimated. The plants' revenue may not be sufficient to support the increased expenses attributable to increased construction costs.

Production Technology Changes Could Adversely Impact our Ability to Operate at A Profit or Compete in the Biodiesel Industry

Advances and changes in the technology of biodiesel production are expected to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. Our plants are single purpose entities and have no use other than the production of biodiesel and associated products. Plant costs are primarily attributable to the cost of production technology, which may be impractical or impossible to update. Obsolescence of technologies currently utilized in the production of biodiesel could adversely impact our ability to generate revenues and/or operate at a profit.

Delays or Unanticipated Costs in Providing Rail Infrastructure to Serve the Transportation Needs of the Facility Could Significantly Impact our Ability to Operate the Plant and Reduce the Value of Your Investment.

A rail spur may need to be built in order to access rail service from the biodiesel plants. We have not negotiated for the construction of rail sidings, rail ladder tracks or other rail construction. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plants since we expect to ship most of our biodiesel by rail. If we are unable to access rail service, we will have to truck all of our biodiesel. As a result, this may increase costs and impact our ability to operate at a profit.

Unknown Environmental Problems Could be Expensive and Time Consuming to Correct, and Could Delay the Plants Construction and Delay our Ability to Generate Revenue.

Two locations in Fairfield, Iowa and Sandersville, Georgia have been identified as sites for construction of the first two biodiesel plants. While we have no reason to believe that there is a risk of environmental problems, there can be no assurance that we will not encounter any environmental problems at these sites or any other sites that may delay the construction of the plant. We do not anticipate any environmental problems at any sites. The presence of a environmental problems could delay construction of the plants and may require additional resources to correct these problems and could delay our ability to generate revenues.

Risks Related to Biodiesel Production

Our profitability is Dependent on Market Prices for Biodiesel and Related Biodiesel By-products.

Our profitability and financial condition will be significantly affected by the selling price for biodiesel and the related by-products. Uncontrolled market forces ultimately drive the price and supply of biodiesel. Revenues are directly related and dependent on the market prices for biodiesel. The National Biodiesel Board (www.biodiesel.org) has estimated US biodiesel production capacity as of 2005 is approximately 354 million gallons per year. In 2005, approximately 75 million gallons of biodiesel were produced. In addition, as of February 15, 2006, the National Biodiesel Board has identified 44 sites under construction or expansion which would increase US capacity by 329 million gallons and additional 24 sites in “pre-construction” which would increase US capacity by an additional 518 million gallons. Currently, there are four active biodiesel plants in Iowa and two in Georgia. At least seven other companies have proposed plants in Iowa and three in Georgia.

Increased biodiesel capacity also leads to increased supplies of by-products from the production of biodiesel, such as glycerin. Increased supplies could exceed demand and could lead to lower prices for these by-products. Downward changes in the price of biodiesel or its by-products may result in less income, which would decrease our revenues and decrease our profitability.

An Increase in Feedstock Prices Could Increase our Costs and Decrease our Profits.

Changes in the cost of feedstock can significantly affect our business. The cost of feedstock is estimated to be approximately 50−60% of our biodiesel cost. In the past, the prices of feedstock (some feedstock examples are soybean, sunflowers, palm, rapeseed, and canola) have been volatile. Increased biodiesel production may also lead to an increase in the price of feedstock and thus lower profit margins. Feedstock prices may also be affected by other market sectors. Increased feedstock prices could decrease our profitability.

Reliance on Third Party Suppliers for Feedstock may Impact our Biodiesel Production and Profitability.

To date, we have no binding commitments for the supply of feedstock. We anticipate entering into feedstock procurement agreements with third party suppliers. However, many suppliers utilize their own feedstock in biodiesel plants where they have an interest. Our suppliers could terminate our contracts and sell to other buyers, or enter into the biodiesel production business in direct competition with us. If our suppliers do not perform their obligations as agreed we may be unable to enforce our agreements with our suppliers. Competition for feedstock may raise the cost of feedstock and adversely impact our profitability.

Risks Related To Our Current Financing

There Are A Large Number of Shares Underlying Our Convertible Debentures And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Future Market Price Of Our Common Stock.

As of  September 8, 2006, we had 39,564,349 shares of common stock issued and outstanding and convertible debentures outstanding or to be issued that may be converted into an estimated 17,361,111 shares of common stock, and outstanding warrants to purchase up to 1,125,000 shares of common stock. In addition, other warrants to purchase an aggregate of 2,395,000 and options to purchase 800,000 shares of common stock have been granted. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. There is currently a limited market for shares of our common stock and the sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Convertible Debentures Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligation to issue shares upon conversion of our convertible debenture in the principal amount of $5,000,000 is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date (the “Conversion Price”). Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on Conversion Prices 25%, 50% and 75% below the current Conversion Price of $0.36.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 80%	Issuable	Stock

25%	$0.2700	$0.2160	23,148,148	36.91%
50%	$0.1800	$0.1440	34,722,222	46.74%
75%	$0.0900	$0.0720	69,444,444	63.71%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature Of Our $5,000,000 Principal Convertible Debenture May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The convertible debenture is convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. There is currently a limited market for our common stock and the selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Upon Conversion Of The Convertible Debentures And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures And Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required To File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on the current conversion price of our convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and are registering 47,291,665 shares to cover the conversion of the convertible debentures and related stock purchase warrants. In the event that our conversion or exercise price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required For Any Reason To Repay Our Outstanding Convertible Debentures, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure To Repay The Convertible Debentures, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantial Assets.

On January 24, 2006, we entered into a financing arrangement involving the sale of an aggregate of $5,000,000 principal amount of convertible debentures and stock purchase warrant to buy 1,125,000 shares of our common stock. The convertible debenture is due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To This Offering

There Is No Assurance Of An Established Public Trading Market, Which Would Adversely Affect The Ability Of Investors In Our Company To Sell Their Securities In The Public Markets.

Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock;
•	investor perceptions of our company and the technologies industries generally; and
•	general economic and other national conditions.

The Limited Prior Public Market And Trading Market May Cause Volatility In The Market Price Of Our Common Stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol “NWGN.” The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our Common Stock Could Be Considered To Be A "Penny Stock."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-Dealer Requirements May Affect Trading And Liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated there under by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock, As The Future Sale Of A Substantial Amount Of Our Restricted Stock In The Public Marketplace Could Reduce The Price Of Our Common Stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement or if there is an event of default. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have or will receive gross proceeds of $5,000,000 from the sale of the convertible debentures. The proceeds received from the sale of the convertible debentures will be and are being used for the acquisition of fuel terminals, as well as working capital needs for such terminals.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "NWGN" The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock, as reported by the OTCBB.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	2006
	High	Low
1st Quarter	$3.50	$0.70
2nd Quarter	$1.87	$0.35

	2005
	High	Low
1st Quarter	$1.50	$0.75
2nd Quarter	$1.50	$0.51
3rd Quarter	$3.99	$0.60
4th Quarter	$2.50	$1.25

	2004
	High	Low
1st Quarter	$4.50	$0.78
2nd Quarter	$2.10	$0.69
3rd Quarter	$1.20	$0.75
4th Quarter	$1.20	$0.75

As of  September 8, 2006, there were approximately 343 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	500,000	$1.00	7,500,000
Total	500,000	$1.00	7,500,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Corporate History

Refuel America, Inc. (a development stage company) (“Refuel”) was incorporated on June 1, 2005 under the laws of the state of Delaware. Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel and ethanol blends with regular hydrocarbons. Refuel’s offices are located in Charlotte, North Carolina. Refuel’s fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. ("Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to a shareholder to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of Refuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant's name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any revenues since inception and the Company is in the process of raising additional capital and financing for future operations.

Overview

Bongiovi was an entertainment content provider and independent record label, whose market was the global entertainment/music consumer. Bongiovi was engaged in the acquisition of music industry assets and in operational activities that included: the signing and development of artists for the purpose of creating, promoting, marketing and distributing and selling recorded material, the utilization and development of a national/international record promotion and distribution network, the identification, acquisition and development of a "catalog" of recorded works and other entertainment related activities.

Since June 14, 2004, Bongiovi had no operating business and did not intend to develop its own operating business but instead was seeking to effect a merger with a corporation and undertake a merger for its own corporate purposes. This merger closed on August 2, 2005, whereby the Bongiovi became the legal acquirer and Refuel became the accounting acquirer. As such, the inception date of Newgen Technologies, Inc. is June 1, 2005 which is the inception date of Refuel America. Accordingly, the profit and loss and cash flow statements include only activity from June 1, 2005 (inception) to June 30, 2006.

Restatement

On August 29, 2006, the Company restated its financial statements as of and for the three months ended March 31, 2006 and for the period from June 1, 2005 (Inception) to March 31, 2006 to reflect changes in the valuation of our embedded derivative financial instrument liability due to the use of a more comprehensive modeling tool for valuing such complex derivative financial instruments and the identification of other embedded derivative financial instruments. The amounts reported in the accompanying condensed consolidated financial statements as of and for the six months ended June 30, 2006 and for the period from June 1, 2005 (Inception) to June 30, 2006 reflect these restated amounts.

PLAN OF OPERATIONS

To date we have not derived any revenues and we have not derived a profit from our operations. There can be no assurance that we will be able close on the transactions noted below or conduct operations profitably in the future, if at all, or that we will be able to generate revenues from operations in the future. We currently do not have sufficient cash reserves to meet all of our anticipated obligations for the next twelve months. As a result, we are in the process of soliciting additional equity and debt funding in the near future.

Newgen and its wholly-owned subsidiary, Refuel is a fuel production and distribution company engaged in the development of fuel technology, including bio fuels and blends, which can increase an automobile’s miles per gallon while providing cleaner fuel emissions by changing the property of fuel to allow more complete combustion and decrease the dependency on foreign fuels.

While we have not yet begun distribution, we intend to utilize our patent pending technology to produce fuel products, which we plan to distribute to both the wholesale and retail segments of the fuel marketplace. We intend to continue development of our technology to diversify our product offerings. We utilize technology that is multi-functional and multi-purpose, allowing it to be used in a wide range of fuels including gasoline, diesel, Biodiesel and Ethanol.  Our products include proprietary formulae, designed to positively alter the combustion characteristics of the fuel. Because of the unique character of the proprietary formulae, our formulations are designed to create a mono-layer on the fuel delivery system, increasing lubricity (reducing engine wear and tear) while the detergent character of the formulae is designed to prevent deposit formation on fuel injectors. The technology is also designed to result in greater atomization and efficiency of combustion, to provide increases in fuel economy and reductions in emissions.

Currently, we are in the process of working with a joint venture partner through our Refuel subsidiary to build and operate biodiesel plants in the Southeast. A facility that is planned to produce 60 million gallons annually will be based in Sandersville, Georgia. This joint venture serves as the initial step in our plans to manufacture, process, and distribute biofuels in the U.S. with the aim of substantially increasing a vehicle's operating efficiency while reducing the amount of carbon monoxide, particulates, and nitrous oxides produced. Current cash requirements are projected to be approximately $2,000,000 in general and administrative costs and approximately $60,000,000 in capital expenditures over the next twelve to fourteen months. Operations are planned to commence in the fourth quarter 2007.

In addition, we have closed on the purchase of three fuel terminals in the southeast United States from Crown Central LLC. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbon fuels. The three terminals are strategically located near existing fuel pipelines with railcar access. The purchase of these terminals will give NewGen the opportunity to process, blend, and store its proprietary biodiesel and ethanol blends as well as hydrocarbon fuels. This agreement is a crucial next step in our growth strategy - allowing the Company to blend biodiesel and ethanol with hydrocarbon fuels for distribution domestically and internationally. We intend to offer proprietary products to meet the increasing demand for biofuel blends, driven by greater fuel efficiency, cleaner exhaust, and a growing need for energy independence. Two of these terminals, located in Charlotte, North Carolina and Spartanburg, South Carolina, were expected to be operational in the summer of 2006, however, delays during the summer have caused us to revise our expectation to the late fourth quarter of 2006 or early first quarter 2007. The Columbus, Georgia location is scheduled to come on line in sometime in the first quarter 2007.

On November 8, 2005, we announced that our wholly-owned subsidiary, Refuel America, Inc., and PowerSHIFT Energy Company, Inc., a provider of alternative energy solutions, entered into a Limited Liability Company Agreement for the formation of PowerSHIFT Biofuels of Hawaii, LLC and a Limited Liability Company Agreement for the formation of PowerSHIFT Biofuels of Iowa, LLC. These joint venture entities are equally owned by NewGen and PowerSHIFT Energy and were created to build biodiesel plants and power generation facilities in the United States. These entities have already identified several potential opportunities in California, Hawaii, and Iowa to provide biodiesel and complete green energy solutions for utilities, industry and transportation. The first of these projects could potentially be operational by the fourth quarter of 2007, and all identified plants combined would produce in excess of 140 million gallons of biodiesel. Current cash requirements are projected to be approximately $3,000,000 in general and administrative costs and approximately $140,000,000 in capital expenditures over the next twelve to fourteen months.

On November 29, 2005, we entered into a joint venture agreement with AG Global Partners Limited and NewGen Fuel Technologies Limited, to acquire 500 shares of NewGen Fuel Technologies Limited, so that it would be equally owned by us and AG Global Partners Limited, and to allow NewGen Fuel Technologies Limited to utilize our technology in the field of conventional and biofuel blends, and the sale and distribution of such products. In connection with this joint venture we also entered into a Technology License & Development Agreement with NewGen Fuel Technologies Limited, to grant NewGen Fuel Technologies Limited an exclusive license to our technology in certain defined territories in exchange for royalty payments. This joint venture has not yet been consummated.

On November 30, 2005, NWGT International, Inc., our wholly-owned subsidiary and Actanol Service, Ltd., entered into a Limited Liability Company Agreement for the formation of Actanol BioEngineering, LLC. This joint venture entity is equally owned by us and Actanol Service, Ltd. and was created to oversee the design, engineering, construction, operations and technology support for biodiesel and other biofuel plants worldwide.

As of June 30, 2006, we had cash available to fund current operations for approximately two months. In April 2006, we received cash proceeds of $420,000 from the issuance of a short-term promissory note to a director. In May 2006, we received cash proceeds of $752,500 from the issuance of a short-term promissory note to a director. In addition, in June 2006, we received cash proceeds from the issuance of a short-term promissory note to a third party. We will receive further gross proceeds of $2,150,000 from the 10% convertible debentures two business days before our registration statement filed on Form SB-2 is declared effective. We believe the foregoing financing will fund our current operations for the next 12 months. However, we will need funding for additional capital expenditures as noted above.

In connection with our currently planned capital projects, we will require approximately $200 million in additional financing for the construction of biodiesel production plants and power generation facilities. In addition, we will require other financing of approximately $8 million for the upgrade and refurbishment of our fuel distribution terminals. We are currently reviewing various proposals for traditional debt project financing in order to fund a majority of the costs of these projects. In addition, we may decide to seek additional private debt or equity financing in order to provide for any additional financing needs we may have.

RESULTS OF OPERATIONS

For the Three Months Ended June 30, 2006

Operating Expenses

Operating expenses primarily consisted of the following:

•	Compensation expense of approximately $622,000, of which approximately $136,000 related to stock option grants

•	Professional fees of approximately $546,000, which consisted of the following:

•	Legal and accounting fees of approximately $204,000

•	Fuel terminal management/consulting fees of approximately $97,000

•	Other professional and consulting fees of approximately $245,000

•	Travel expenses were approximately $243,000

•	Royalty expense of $62,500 relating to the assignment to the Company of the Great Britain patent applications from related parties

•	Investor relations were approximately $91,000

•	Other general and administrative expenses of approximately $126,000

Derivative Instrument Income

Derivative instrument income of $609,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense

We incurred interest expense of $28,500 on our note payable of $281,500, short-term notes payable of $2,172,500 and our Convertible Debentures of $2,850,000.

Amortization of Debt Issuance Costs

Debt issuance costs of approximately $885,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense amounted to $51,824.

Bank Fees and Escrow Fees

We incurred $1,415 of bank and escrow fees during the period.

For the Six Months Ended June 30, 2006

Operating Expenses

Operating expenses primarily consisted of the following:

•	Compensation expense of approximately $1,326,000, of which approximately $346,000 related to stock option grants

•	Professional fees of approximately $1,152,000, which consisted of the following:

• Legal and accounting fees of approximately $496,000

• Fuel terminal management/consulting fees of approximately $161,000

• Other professional and consulting fees of approximately $536,000

•	Travel expenses were approximately $465,000

•	Royalty expense of $125,000 relating to the assignment to the Company of the Great Britain patent applications from related parties

•	Investor relations were approximately $179,000

•	Provision for loss on advances to joint ventures, approximated $127,500

•	Other general and administrative expenses of approximately $247,000

Derivative Instrument Income
Derivative instrument income of $139,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense
We incurred interest expense of $35,500 on our note payable of $281,500, short-term notes payable of $2,172,500 and our Convertible Debentures of $2,850,000.

Amortization of Debt Issuance Costs
Debt issuance costs of approximately $885,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense amounted to $99,237.

Bank Fees and Escrow Fees
We incurred $2,158 of bank and escrow fees during the period.

Currently there are no signed contracts that will produce revenue and there can be no assurances that management will be successful in negotiating such contracts.

For the Period From June 1, 2005 (inception) to June 30, 2006

Operating Expenses
Operating expenses primarily consisted of the following:

•	Compensation expense of approximately $2,980,000, of which approximately $1,203,000 related to stock option grants

•	Professional fees of approximately $2,519,000, which consisted of the following:

• Consulting fees prior to inception of approximately $520,000, including $200,000 for a Bongiovi consultant

• Legal and accounting fees of approximately $966,000

• Recruiting fees of $154,000

• Fuel terminal management/consulting fees of approximately $203,000

• Other professional and consulting fees of approximately $676,000

•	Travel expenses were approximately $920,000

•	Marketing studies of approximately $245,000

•	Royalty expense of $250,000 relating to the assignment to the Company of the Great Britain patent applications from related parties

•	Investor relations were approximately $298,000

•	Provision for loss on advances to joint ventures, approximated $236,000

•	Other general and administrative expenses of approximately $410,000

Derivative Instrument income

Derivative instrument income of $139,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense

We incurred interest expense of $62,674 on our note payable of $281,500, short-term notes payable of $2,172,500 and our Convertible Debentures of $2,850,000.

Amortization of Debt Issuance Costs

Debt issuance costs of approximately $885,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense amounted to $99,237.

Bank Fees and Escrow Fees

We incurred $8,119 of bank and escrow fees during the period.

Currently there are no signed contracts that will produce revenue and there can be no assurances that management will be successful in negotiating such contracts.

Prior to June 1, 2005, the Company had no operating business.

LIQUIDITY AND CAPITAL RESOURCES

Cash and Cash Flows From Operations

As of June 30, 2006, we had a cash balance of $322,379 and for the period of June 1, 2005 (inception) to June 30, 2006 a negative cash flow from operations of $1,814,624. The primary funding of operations was received through issuance of common stock. We currently do not have sufficient cash reserves to meet all of our anticipated obligations for the next twelve months. As a result, we will require additional equity and debt funding in the near future. Accordingly, the consolidated financial statements as of June 30, 2006 have been prepared on a going concern basis.

We do not have sufficient funds on hand to fund our current operations through the near term. We intend to complete additional rounds of our private placement financing to fund our current and future operations. If successful in completing this financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

Financing Through Equity

During August and September, 2005 the Company issued 3,333,491 shares to acquire Bongiovi, and sold 4,225,500 shares of common stock to various individuals at a value of $0.50 per share for cash proceeds of $2,112,750. In December 2005, another 1,070,200 shares were subscribed for by various individuals for cash proceeds of $265,200, and a subscription receivable of $805,000. The Company has subsequently collected all amounts due. The proceeds from these offerings were used for the repayment of a portion of an outstanding debt obligation, professional expenses, working capital and general corporate expenses. In addition, the Company issued to employees, 300,000, of which 75,000 have been forfeited and 500,000 of options having an initial intrinsic value of $885,000 and $600,000, of which $410,000 and $487,500, respectively, have been deferred as of June 30, 2006. The Company also issued 300,000 shares in January 2006, discussed below in “Cornell Financing” and issued an additional 440,000 shares to various individuals at $1.00 per share for cash proceeds of $440,000 also in January, 2006.

Financing through Debt

Cornell Debenture

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years.

On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 shall be advanced two days before the Company’s Registration Statement on Form SB-2 is declared effective by the Securities & Exchange Commission. If the Registration Statement is not declared effective by May 11, 2006, the Company is required to pay the holder liquidated damages for each month that the Registration Statement has not been declared effective, as the case may be, either in cash or shares of the Company’s Common Stock, equal to 2% of the liquidated value of the Convertible Debentures. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 15, 2006 and further extending this date until September 15, 2006. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment.

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $1.00 per share, the fixed conversion price of the warrants will be reduced accordingly. As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock".

The Purchase Agreement includes a Registration Rights Agreement. This agreement requires us to pay a penalty of 2% per month of the principal amount of the outstanding Convertible Debentures if a registration statement registering the 300,000 commitment shares, 31,250,000 shares underlying the Convertible Debentures and 1,125,000 shares to be issued upon exercise of the warrants, is not declared effective by May 11, 2006. The penalty is payable in cash or common stock of the Company, at the option of the holders. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 15, 2006 and further extending this date until September 15, 2006.

The Company is not in compliance with its obligations to register the shares of the Company’s common stock held by or issuable to the holder. However, the holder has waived, subject to certain conditions, through June 15, 2006, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. The conditions to effectiveness of the waiver are: The Company will file its Form 10Q for the quarter ended June 30, 2006 no later than August 21, 2006 and the Company will still be responsible for liquidated damages based on the period of time it takes to get effective subsequent to June 19, 2006. The Liquidated Damages will be deducted from proceeds of the third tranche prior to effectiveness of the Registration Statement.

The warrant for the purchase of 1,125,000 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures are not considered to be conventional convertible debt, therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty (“Call Option”). According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments”, the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

At June 30, 2006, the following amounts were outstanding under the Convertible Debentures. See below for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the Convertible Debentures.

The Convertible Debentures bear interest at 10% and are due, along with accrued interest, three years from the date issued.

Face value	$2,850,000
Less: unamortized debt discount	(2,848,960)
Balance at June 30, 2006	1,040
Less: current portion	-
$1,040

Principal payments are as follows, for the fiscal years ending December 31:

2006	$-
2007	$-
2008	$-
2009	$2,850,000
Total	$2,850,000

Derivative Financial Instruments

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments, including but not limited to, the conversion option, our ability to pre-pay (call option) the debt, and the investor’s ability to demand early repayment (put option) in a default situation, that may be required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible debt instrument contains more than one embedded derivative instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances. Generally, the ability of the Company to prepay the debt (call option), is clearly and closely related to the host instrument since the host and the derivative instrument have risks and rewards of a debt instrument, and therefore, bifurcation would not be required. However, there may be certain circumstances when the option to prepay would not be considered clearly and closely related, in which bifurcation would be required. Similarly, the holder of the debt has the ability to require the Company to repay the debt before the due date (put option) in a default situation, since the host and the derivative instrument have risks and rewards of a debt instrument, bifurcation generally would not be required. However, there may be certain circumstances when the put option would not be considered clearly and closely related, in which bifurcation would be required.

Certain instruments, including convertible debt and the freestanding options and warrants issued in connection with those convertible instruments are subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date or failure to maintain an effective registration statement over the term of the debt instruments. If the convertible debt instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physically or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative financial instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments and free standing options or warrants, we use the Black-Scholes option pricing model to value the derivative financial instruments. The binomial method is used to value all embedded derivative financial instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible debt instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount. To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 9 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures.

In valuing the warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at June 30, 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 127% and the risk-free rate of return used was 5.12%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

At June 30, 2006, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding (See Note 9):

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of June 30, 2006	Fair Market Value at June 30, 2006

01/24/06	01/23/09	1,125,000 Warrants	$1.00	$192,900

Fair market value of freestanding derivative instrumment liabilities for warrants				192,900

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of June 30, 2006	Face Value at Issuance	Fair Market Value at June 30, 2006

01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.28	$2,200,000	1,933,200
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.28	$650,000	584,500

Fair market value of bifurcated embedded derivative instrument liabilities, as noted above					2,517,700
Total derivative fiancial instruments					$2,710,600

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of June 30, 2006, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.28.

% Below Market	Price Per Share	With Discount at 80%	Number of Shares Issuable	% of Outstanding Stock
25%	$0.2625	$0.2100	13,571,429	26.01%
50%	$0.1750	$0.1400	20,357,143	34.52%
75%	$0.0875	$0.0875	40,714,286	51.33%

Other Debt

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with a former Executive Director in the amount of $316,500. As of June 30, 2006, the unsecured note had a remaining principal balance of $281,500 and accrued interest of $13,959, which is included in accounts payable and accrued expenses-related parties. The unsecured note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. The note has not been paid off and is currently in default. On May 24, 2006 the Company was served with a complaint filed against the Company, however there are no adverse covenants relating to this note payable.

On April 26, 2006, the Company entered into a short-term promissory note with Ian Williamson, President of the Company and a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest are due October 26, 2006. As of June 30, 2006 this note had accrued interest of $7,479.

On May 17, 2006, the Company entered into a short-term promissory note with Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest are due November 17, 2006. As of June 30, 2006 this note had accrued interest of $9,071.

On June 12, 2006, the Company received a loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia have orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. As of June 30, 2006 this note had accrued interest of $4,932

On August 4, 2006, the Company entered into a short-term promissory note with Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 04, 2007.

      On August 24, 2006, the Company entered into a short-term promissory note with Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $500,000 for working at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007.

Investing

In conjunction with the convertible debentures noted above, also on January 24, 2006, the Company, closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land, along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. In February 2006, the Company began the process of assessing the refurbishment of these fuel terminals. Currently, the Company has engaged an experienced liquid bulk terminal storage engineering consulting and contracting firm to inspect, assess and clean the terminals. In addition, the same liquid bulk terminal storage engineering consulting and contracting firm has been engaged to manage the refurbishment and upgrading of various operating equipment and tanks to bring the terminals into proper operating condition and increase annual throughput capacity. Preliminary assessments of the total costs needed to complete the project are not yet available. However, ongoing discussions with the liquid bulk terminal storage engineering consultant and contractor have indicated an estimated total refurbishment and upgrade cost of approximately $9,000,000. The Company has spent approximately $990,000, through June 30, 2006. We will need to secure additional funding over and above the current cash on hand, the $2,150,000 remaining monies due from Cornell, and the proceeds received from the short-term notes issued to two of our directors and a third party in April, May and June, respectively, in a timely manner. Failure to do so could have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations. The Company is currently reviewing various proposals to fund this project.

The Company has entered into various agreements with an engineering consultant and contractors for approximately $3,650,000 for refurbishment of the fuel terminals, of which approximately $990,000 has been paid. We are not aware of any other material trend, event or capital commitment that which would potentially adversely affect liquidity.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments— an amendment of FASB Statements No. 133 and 140” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instruments. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 155 will have a material impact on the Company’s financial condition or results of operations.

GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $6,385,898 and a stockholders’ deficiency of $2,385,317 as of June 30, 2006 and a net loss of $7,887,205 and a cash flow deficiency from operations of $1,814,623 for the period from June 1, 2005 (inception) to June 30, 2006. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported. Please see the discussion of critical accounting policies and estimates in the Company’s Annual Report on Form 10-KSB/A No. 1 for the period June 1, 2005 (inception) to December 31, 2005.

Derivative Instruments

In connection with the sale of debt instruments, we may issue options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For option-based derivative financial instruments and free standing options or warrants that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements. The binomial method is used to value all embedded derivative financial instrument.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly-owned subsidiaries and all variable interest entities (VIE’s) (collectively, “the Company”) for which the Company is the primary beneficiary. All material intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 (R) provides a new framework for identifying VIE’s and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support 2) has a group of equity owners that are unable to make significant decisions about its accountabilities or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

The provisions of FIN 46 (R), are effective for small business issuers no later than the end of the first reporting period that ended after December 15, 2004.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Use of Estimates

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

Estimates that are critical to the accompanying consolidated financial statements include the identification and valuation of derivative instruments ,the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments, estimates that arise from the provisions for loss on advances to joint ventures, the valuation of deferred income tax assets and estimated depreciation for tangible assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

BUSINESS

Overview of Business

We are a fuel production and distribution company engaged in the development of fuel technology which can increase an automobile’s miles per gallon while providing cleaner fuel emissions by changing the property of fuel to allow more complete combustion. While we have not yet begun distribution, we intend to utilize our patent pending technology to produce the following fuel products, which we plan to distribute to both the wholesale and retail segments of the fuel marketplace:

•	E10 - a combination of gasoline and anywhere from 5.7 to 10% ethanol based upon a customer’s fuel specifications
•	E85 - a combination of 85% fuel ethanol and 15% gasoline
•	B20 - a combination of 20% biodiesel and 80% conventional diesel
•	Premium Diesel - conventional diesel enhanced by our technology

We intend to continue development of our technology to diversify our product offerings.

In addition, currently, we are in the process of working with various joint venture partners to build and operate biodiesel plants throughout the United States. This will allow us to manufacture, process, and distribute biofuels in the United States with the aim of substantially increasing a vehicle's operating efficiency while reducing the amount of carbon monoxide, particulates, and nitrous oxides produced.

In January 2006, we acquired three fuel terminals in the southeast United States from Crown Central, LLC. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbon fuels.

Features and Benefits of Our Products

We utilize technology that is multi-functional and multi-purpose, allowing it to be used in a wide range of fuels including gasoline, diesel, Biodiesel and Ethanol.  Our products include proprietary formulae, designed to positively alter the combustion characteristics of the fuel. Because of the unique character of the proprietary formulae, our formulations are designed to create a mono-layer on the fuel delivery system, increasing lubricity (reducing engine wear and tear) while the detergent character of the formulae is designed to prevent deposit formation on fuel injectors. The technology is also designed to result in greater atomization and efficiency of combustion, to provide increases in fuel economy and reductions in emissions. Below are the descriptions of specific benefits intended from this new technology, which is achieved using components substantially and predominantly from petroleum sources.

•
Lubricity - The reduction of sulfur and aromatics in modern fuels has led to lubricity problems in fuel delivery and combustion systems.  Our technology is designed to increase lubricity above the recommended standards to resolve these problems.  Higher lubricity will reduce wear on the fuel system and will lower maintenance costs on the engine, injectors and fuel pump. In addition, enhanced fuel lubricity will allow the engine to run with improved efficiency.

•
Detergency - Modern fuel standards mean that all fuels should contain a recommended amount of detergent.  Our products have detergent components that support these standards. Together with lubricity enhancement, this is intended to enable more complete combustion.  This is especially effective with diesel fuels and can substantially reduce black smoke and particulate matter without decreasing power and torque.

•
Greenhouse Gas Emissions - 100% complete combustion leaves only residues of carbon dioxide (CO2) and water (H20). Carbon dioxide is recognized as a major contributor to global warming.  Incomplete combustion produces nitrogen oxides (NOx) that may lead to ozone problems, and unburned hydrocarbons, a carcinogen.  Our products are designed to provide more complete combustion and increase fuel efficiency. When less fuel has to be burned for the same power output, less CO2 and NOx are released into the atmosphere.

•
Co-solvency - A designed benefit of our technology is the ability to suspend water in fuel as a complete homogeneous solution. This ‘cools the charge’ in the combustion chamber which can provide more effective, efficient, and complete combustion. This can also reduce the prospects of short-lived fuel injectors which can fail when water passes through them.

•
Storage & Handling Contamination - Use of our technology in fuel storage tanks and fuel systems can help to prevent microbial contamination by eliminating phase separation. This can help reduce blocked filters when the fuel is pumped through the fuel system.  The effect of these benefits is a reduction in the need for biocides that are expensive and difficult to handle.

•
Corrosion inhibitors - Our technology has been designed, as part of our multifunctional purpose, to behave as a natural corrosion inhibitor. Corrosion in fuel storage systems and engines has been caused by free water in the fuel supply.  Ethanol blends tend to attract more water.  Our technology is designed to eliminate corrosion caused by this water by homogenizing the water into the fuel to keep free water at a minimum in the fuel system.

Alternative Fuel Products

Ethanol Combinations

Ethanol is a fuel blending component that is used widely by major oil companies and distributors. According to Ethanol producer Iogen (www.iogen.ca), approximately 12% of all US gasoline is currently blended with Ethanol. Ethanol is considered an ‘alternative’ fuel component, as it can be produced from domestically-produced agricultural products. Ethanol has been used in low concentrations (less than 10%) with no changes in engine components or fuel handling and delivery systems. Ethanol can be used in higher concentrations (up to 85%) in specially-designed ‘Flexible Fuel Vehicles’, described below.

E10 refers to a gasoline-based ethanol product. This typically has a combination of 90% gasoline and 10% ethanol, but the percentage of ethanol can range from 5.7% to 10% in accordance with the specifications of the customer. E10 is commonly used throughout the United States and can be used in all gasoline vehicles without engine modification.

E85 (85% ethanol, 15% gasoline) is currently available at approximately 400 gas station pumps in the United States, according to the National Ethanol Vehicle Coalition (www.e85fuel.com). Flexible-Fuel Vehicles (FFVs) are designed to run on regular unleaded or any ethanol fuel blend up to 85% Ethanol. Special onboard diagnostics “read” the fuel blend, enabling drivers to fuel with E85 or regular unleaded if E85 is not available. Today, Ford Motor Company, General Motors, and Daimler-Chrysler Corporation all offer E85 engines as standard equipment in certain vehicles. These vehicles come with the same factory warranties as gasoline vehicles.

Ethanol has lower energy content vs. gasoline, and is ‘hygroscopic’, meaning that it can draw water into the fuel from the surrounding air. These characteristics can create lower fuel efficiency and handling problems in Ethanol-based fuels. Our technology is intended to make up for the typical loss of performance with ethanol blends. Our technology is designed to enable a clear homogenous solution, eliminating typical problems with water that cause phase separation, and thereby improving combustion.

Biodiesel Combinations

Biodiesel is a bio fuel component which can be produced from domestically grown soybean and other oil crops as well as palm oil, rape seed oil, waste oil and animal fats. Biodiesel requires no engine modifications or changes in the fuel handling and delivery systems. Biodiesel delivers similar horsepower, torque, and miles per gallon as conventional diesel, while producing significantly lower emissions of Carbon Monoxide, black smoke, and particulate matter.

B20 (blend of 20% Biodiesel with 80% conventional diesel) has limited distribution in the US currently, although all diesel vehicles can use this fuel. According to the National Biodiesel Board, usage of Biodiesel in the US was 30 million gallons in 2004, vs. a total on-road diesel consumption of 34 billion gallons, according to the Energy Information Administration. Federal and state fleets are mandated to use B20 if available, to meet their targets for the Energy Policy Act and EO13149 compliance (discussed below).

According to the EPA, one drawback with Biodiesel is that it increases emissions of Nitrous Oxides. Our technology is designed to enhance the performance of B20 by eliminating this Nitrous Oxide increase, while also substantially increasing the reduction of black smoke and particulates.

Suppliers and Production Process

There are no special blending facilities or requirements necessary for the production of our products, and the addition point in the fuel supply chain is flexible. We are currently in negotiation for the supply of the other fuel components, including traditional gasoline and diesel, as well as Ethanol and Biodiesel. Supply is worldwide and will be contracted to the most cost effective and geographical location to the order.

Industry Overview

According to the Energy Information Administration (www.eia.doe.gov), gasoline is used in the US in over 200 million vehicles with combined travel of over 7 billion miles per day. US on-highway diesel consumption averaged 94 million gallons per day in 2002, and was growing at a pace of 3 million gallons/day per year. There are approximately 167,000 retail fuel outlets across the nation.

Alternative fuels have become a national issue with growing support across the country.  The Wall Street Journal recently reported that Governors from 33 states are pushing to expand use of ethanol as a vehicle-fuel additive.  They recognize that ethanol creates jobs, is good for the environment and is good public policy. Recently, the Fuels Security Act of 2005 was passed in the Senate, designed to create a renewable fuels standard mandating the use of 7.5 billion gallons of renewable motor vehicle fuels in the US by 2012.

Our products are designed for use in all internal combustion engines, opening the entire motor transport market for sales and distribution. This market includes automotive, marine, rail and aviation. In addition, our products can be utilized in stationary equipment as those used in power generation, chemical plants and mining. The intended benefits of its technology are designed to create competitive products with multiple economic and environmental effects.

Distribution

We currently do not have any mechanism for the distribution of our alternative fuel products. However, we have recently acquired three fuel terminals located in the Southeast region of the Unites States. In addition, we may sell our branded alternative fuels under licensing and marketing agreements with local dealers, wholesalers and jobbers. “Jobbers” is a term used in the fuel industry to describe companies that have a supply infrastructure that facilitates the purchase, blending, storage and delivery of fuel.

Intellectual Property

We have submitted the following patent applications for these new technologies in the United Kingdom pertaining to the use of our proprietary technology for production of our fuels. These applications show inventive steps and novelty which distinguishes them from the prior patents granted to the inventors of our technology. These inventive steps and novelty are required for new patents to issue.

0509818.1 -	CLEAN BURNING FUELS AND ADDITIVES
0509649.0 -	CLEAN BURNING SPARK IGNITION FUELS AND ADDITIVES THAT ENABLE THE UTILISATION OF A RENEWABLE FEEDSTOCK SUCH AS ETHANOL
0509653.2 -	CLEAN BURNING COMPRESSION FUELS THAT ENABLE THE UTILISATION OF A RENEWABLE FEEDSTOCK SUCH AS ETHANOL AND BIO DIESEL

These applications were each submitted on May 12, 2005, and are currently being reviewed for issue by The Patent Office in the United Kingdom. It is anticipated that patents would be converted to Patent Convention Treaty applications to cover worldwide all the countries that have entered into the Patent Convention Treaty (over 70 countries are members of the PCT). After one year as a PCT applicant, we can then decide in which country we wish to file. The US applications may be concurrently filed with the PCT applications.

Competition

To date, we have not commenced commercial production or sale of our products. Our proprietary brand fuels will compete with many other branded fuels. Our primary competition will be the larger oil and independent chain gas stations across the United States. The fuel industry is extremely competitive and includes several companies which have achieved substantial market share, and have long operating histories, large customer bases, and substantially greater financial, development, and marketing resources than we do. Currently, these entities tend to compete in a commodity business, with differentiation created by pricing. In some cases, the fuel suppliers also compete by differentiating the quality of the product offering. By offering conventional and alternative fuels with patent pending technology, we intend to provide a new source of differentiation for the customer and consumer.

Other potential competitors are fuel additive manufacturers. There are six major competitors in the additives market, including Lubrizol, Chevron-Texaco, Associated Octel, Infineum, BASF, and Akzo Nobel. Our business model includes sales of fuel, not additives. Therefore, these additive manufacturers are not direct competitors unless they partner with fuel suppliers mentioned above. We intend to continue development of our technology to maintain a competitive advantage and to diversify our product offerings.

Government Regulation

In the US, two significant energy policy measures have shaped renewable fuels’ present and future status. First, the Energy Policy Act (EPAct) was passed in 1992, designed to encourage the use of alternative fuels to help reduce US dependence on imported oil. For fiscal year 1999 and beyond, 75% of a federal fleet’s vehicle acquisitions must be alternative fuel vehicles. Supplementing this is Executive Order 13149 (EO13149), which mandates that any federal agency with a fleet of 20 or more vehicles in the US must develop a compliance strategy that documents how the agency plans to accomplish a required reduction of 20% in petroleum consumption by 2005 (vs. 1999 consumption).

In addition to these mandates, recent changes to tax policy have continued to build incentives for alternative fuels. The Volumetric Ethanol Excise Tax Credit (VEETC) provision contained in the JOBS/FSC/ETI Bill (‘Jumpstart Our Business Strength’ bill, containing a repeal of the Foreign Sales Corporation/Extraterritorial Income (FSC/ETI) exclusion ) has improved the distribution and availability of both E85 and Biodiesel fuels. This bill was signed into law in late October2004.

In January 2000, the Environmental Protection Agency enacted a set of diesel emission standards that requires significant reduction in harmful emissions, especially particulate matter and oxides of Nitrogen. Particulate matter in diesel emissions is to be reduced by 90% and oxides of Nitrogen is to be reduced by 95%, beginning in 2004 and to be fully implemented by 2007. In addition, the Environmental Protection Agency also requires that 97% of the Sulfur currently in diesel fuel be eliminated beginning in 2006.

Finally, the energy bill recently passed by congress contains additional incentives and mandates for federal fleets in regards to renewable fuels. The principal mandate is for state and federal fleets to report their alternative fuel uses in accordance with EO13149. This federal leadership has been followed by many states that have adopted tax incentives and mandates for state-operated fleets.

In order for our products to be used in the United States, Environmental Protection Agency registration is required. We will address this on an as and when needed basis as all fuels will be within existing American Society for Testing and Materials standards.

FACILITIES

We lease our principal executive offices, which are located at 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210. These offices consist of approximately 500 square feet, with monthly rent of $5,699.

In addition to our executive offices, we own three terminals which will be used for the production and distribution of our alternative fuel products:

•	Spartanburg Terminal - 400 Delmar Road, Spartanburg, South Carolina 29302 consisting of 3.8 acres;
•	Columbus Terminal - 4840 Miller Road, Columbus, Georgia 31904 consisting of 7.5 acres; and
•	Charlotte Terminal - 7720 Mt. Holly Road, Paw Creek, North Carolina 28214 consisting of 6.2 acres.

We believe that current facilities are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

EMPLOYEES

As of  September  8, 2006 we had nine employees. We have not experienced any work stoppages and we consider relations with our employees to be good. We anticipate hiring additional employees as we increase production and distribution of our products

LEGAL PROCEEDINGS

On November 3, 2005, NewGen was advised by two Directors that a personal lawsuit against them in the United Kingdom alleging they improperly obtained technology owned by another company has been dropped. NewGen is currently marketing products utilizing technology received from the two Directors under a royalty agreement. The management of NewGen firmly believes that the technology is materially different than that referred to in the aforementioned lawsuit. Further, the two NewGen Directors have filed patent applications in the United Kingdom for protection of their technology used by NewGen.

On May 24, 2006, the Company and its wholly-owned subsidiary, Refuel were served with a complaint in an action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. Mr. King served as Chief Executive Officer of the Company from June 9, 2005 through his resignation on September 9, 2005. Mr. King then served as Chief Executive Officer of the Company’s International Operations until January 15, 2006. Mr. King also served as a member of the Company’s Board of Directors from June 9, 2005 through January 16, 2006 when he was removed by a vote of the holders of a majority of the Company’s common stock. In the complaint, Mr. King alleges that he was party to an employment agreement with ICF Industries Ltd. with a term expiring on November 30, 2009, and that such agreement became the responsibility of the Company through assignment or succession. Mr. King claims he is entitled to receive all compensation due under the employment agreement, including $300,000 per year of the remaining term of the agreement, together with certain shares of the Company’s common stock and options to purchase common stock. Mr. King also claims that Refuel issued a promissory note to him for money loaned in the amount of $316,500 which was due an payable on December 1, 2005, of which only $35,000 has been paid to date.

In accordance with the terms of the settlement agreement, Mr. King received two convertible notes in the aggregate principal amount of $675,000, with interest of 12% per annum paid monthly, that are convertible at the rate of $0.50 per share, which amount was already accrued on the books and records of the Company for the existing note payable and accrued interest and unpaid wages for the period of Mr. King’s employment. Mr. King will also be issued an option to purchase 75,000 shares of common stock of the Company at an exercise price of $0.50 per share, in replacement of the option he forfeited when he left employment in January, 2006. In addition, 562,500 shares of the Company’s common stock owned by Mr. King will be cancelled. .

On August 25, 2006 Refuel, our wholly-owned subsidiary, S. Bruce Wunner, our Vice-Chairman and Chief Executive Officer, and Ian Williamson, our President and Director, were served with a complaint in an action entitled Douglas Brown, Sr. v. Refuel America, Inc., Ian Williamson and S. Bruce Wunner. The action was filed in the Superior Court of the State of North Carolina, Cleveland County. Mr. Brown alleges that in return for advancing a loan of $1,000,000 to a potential acquisition candidate of Refuel, he received 3,740,424 fully paid and non-assessable shares of Refuel common stock. Mr. Brown is seeking a declaration acknowledging his ownership of the Refuel common stock and such other monetary damages as determined at trial. We deny all allegations and believe we have sufficient defenses on all matters. In addition, we intend to vigorously defend the action against Mr. Brown.

In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Noel M. Corcoran	54	Chairman
S. Bruce Wunner	63	Chief Executive Officer and Vice Chairman
Ian Williamson	50	President and Director
Scott Deininger	43	Chief Financial Officer and Director
Michael D’Onofrio	32	Senior Vice President of Business Development and Director
Cliff Hazel	53	Director

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

Background of Executive Officers and Directors

Noel M. Corcoran, Chairman and sole audit committe member. Mr. Corcoran was appointed as a Director of NewGen in January 2006 and Chairman in May 2006. Mr. Corcoran has led his own tax consulting firm, Noel M. Corcoran & Associates, since 1984. During that time, he has served as a financial and tax advisor to many corporations and high net worth individuals internationally. He has also been President of the Irish Taxation Institute and serves as a director of many companies. He has a Commerce Degree from University College Dublin and is a Fellow of the Irish Taxation Institute.

S. Bruce Wunner, Chief Executive Officer and Vice Chairman. Mr. Wunner was appointed Chairman of NewGen on June 9, 2005 and Vice Chairman in May 2006. Prior to joining NewGen, Mr. Wunner was instrumental in key leadership roles in the international expansion of McDonald's Corporation for over 33 years from 1962 to 1995 and retired as Senior Vice President CEO of Latin America.  Since 1996, Mr. Wunner has been the managing partner of FEA, LLC, D/B/A Treasure Coast Capital Partners, a boutique investment banking firm focusing on mid-market mergers & acquisitions, divestitures and raising capital. Mr. Wunner focuses on specialties in real estate development, retail food, distribution, recreation, leisure and the entertainment industry.

Ian Williamson, President and Director. Mr. Williamson was appointed as the President and as a Director of NewGen on June 9, 2005. Mr. Williamson has been actively involved in the development of alternative and renewable fuels since 1975. His initial work was predominantly in the field of district heating and energy schemes, utilizing trash and other non-oil substitutes. In 1994, Mr. Williamson started industry research and development for alternative fuels for the motor industry. Mr. Williamson and Cliff Hazel are the original inventors of a clear stable "e-diesel" and authors of numerous patents and applications related to cleaner-burning and performance-enhancing motor fuels utilizing alcohol, water, bio-diesel and liquids from natural gas. From October 1999 Mr. Williamson founded Interfacial Technologies (UK) Ltd which was acquired in May 2001 by International Fuel Technology Inc. (IFT) Mr. Williamson was employed as Chief Technology Officer and served on the board of directors of IFT from May 2001 to May 2003. After his employment with IFT, Mr. Williamson continued his research, leading to the discovery of the new molecules referenced above. Mr. Williamson studied Mechanical and Combustion Engineering at Nottingham University, United Kingdom. He has had peer-reviewed papers published, and is a member of the Society of Automotive Engineers.

Scott Deininger, Chief Financial Officer. Mr. Deininger joined us as Chief Financial Officer in October 2005 and was appointed as a Director in January 2006. Prior to joining us Mr. Deininger served as treasurer and senior vice president of finance and administration (principal financial officer) at American Tire Distributors Holdings, Inc. from July 2003 to October 2005. From January 2001 until June 2003, Mr. Deininger served as vice president and corporate controller of Safety-Kleen Corporation, prior to which he was the Chief Financial Officer of Carmeuse North America. Prior to working for Carmeuse North America Mr. Deininger spent eight years working at KPMG. Mr. Deininger is a certified public accountant and holds a B.S. degree in Accounting from York College of Pennsylvania.

Michael D’Onofrio, Senior Vice President of Business Development and Director. Mr. D’Onofrio joined NewGen in June 2005 and was promoted to Senior Vice President of Business Development in March 2006. He was appointed as a Director in May 2006. Prior to joining the Company, Mr. D’Onofrio founded Treasure Coast Capital Partners, a boutique investment banking firm focusing on mergers & acquisitions, divestitures and raising capital. Mr. D’Onofrio specialized in real estate development, manufacturing, distribution and the medical industry. Mr. D’Onofrio also previously worked with a private group of investors in the medical industry opening multiple diagnostic imaging facilities across the United States. Most recently in Chicago, he opened several sites utilizing some of the most advanced diagnostic imaging and MRI technology available today. Michael started his career with The Sherwin-Williams Company, covering many of the largest national retailer's private label projects and domestic expansion. He managed and trained a new sales forces, developed innovative marketing programs and implemented new products. Mr. D’Onofrio obtained his MBA from Nova Southeastern University's Huizenga Graduate School of Business and Entrepreneurship in Ft. Lauderdale, Florida after undergraduate studies in Business at John Carroll University in Cleveland, Ohio.

Cliff Hazel, Director. Mr. Hazel was appointed as a Director of NewGen on June 9, 2005. Mr. Hazel has a strong background in computer programming and has consulted for international blue chip companies world wide. The basis of the technology purchased in the US by International Fuel Technology, Inc. and O2 Diesel Corporation was a trial and error algorithm and plotting probabilities of solution maps. Mr. Hazel was the co-founder of Interfacial Technologies (UK) Ltd and was a consultant to Interfacial and IFT from 1999 to 2003. As the co-inventor of the technology to be utilized by NewGen Mr. Hazel has been improving the formulae. Since 2003 Mr. Hazel has been Managing Director of MF Logic, LLC, a development stage company that is about to launch a multi-functional computer-driven printer/scanner/copier into the hotel market for executive users.

Board of Directors

Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Our non-executive directors currently receive compensation of $3,000 per month for their participation at Board meetings and committees of the Board.

Executive Compensation

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

	Annual Compensation
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Stock Options $ (2)
S. Bruce Wunner,	2005	31,250	—	164,634	36,875
Chief Executive Officer	2004	—	—	—
	2003	—	—	—
John King,	2005	328,285	—	50,000	36,875
Former Chief Executive Officer	2004	—	—	—
	2003	—	—	—
Ian V. Williamson	2005	195,247	—	120,000
President	2004	—	—	—
	2003	—	—	—
Ronald E. Simmons	2005	—	—	—
Former Chief Executive Officer	2004	—	—	—
	2003	—	—	—
Larry Shatsoff	2005	—	—	—
Former President	2004	—	—	—
	2003	—	—	—

(1)	Includes non-cash compensation, in the form of common stock, for services performed for the company, health insurance reimbursement, life insurance reimbursement and auto allowance.
(2)
On September 9, 2005, the Company issued to each of Bruce Wunner and John King options to purchase 75,000 shares at $0.50 having an intrinsic value of $221,250, of which $184,375 remains deferred as of December 31, 2005 over a two year vesting period.

There are no current employment agreements between us and any individuals.

In January 2006, one of the grantees (John King) was removed and forfeited his option to purchase 75,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 1, 2005, Refuel entered into a consulting agreement with Treasure Coast Capital Partners a company solely owned by Bruce Wunner our Chief Executive Office and Chairman. Pursuant to this agreement Mr. Wunner was to be paid fees for various services provided to Refuel. On September 14, 2005, after Mr. Wunner was appointed Chairman the agreement was modified to pay Mr. Wunner $43,250 for services provided and the remainder of the agreement was canceled.

On July 1, 2005, Advanced Fuel Chemistry, Inc., a Delaware Corporation (“Advanced Fuel”) assigned to Refuel the patent applications previously referenced. According to the terms of this assignment, Refuel was assigned these applications with full title guarantee. In addition, on July 1, 2005, Refuel entered into a royalty agreement, whereby Refuel paid Clifford Hazel, a member of our Board of Directors, and Ian Williamson, our President, an aggregate of $250,000 immediately and is required to pay a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate fuel additive products sold utilizing the patents per year during the term (indefinite until cancelled by either party) of the Royalty Agreement.

On June 1, 2005, Refuel issued a promissory note to John King, our former Chief Executive Officer and a former member of our board of directors, in the aggregate principal amount of $316,500. The promissory note bears interest at an annual rate of 10% from May 1, 2005, and was due January 15, 2006. The promissory note was issued to Mr. King as repayment for pre-incorporation expenses paid for on behalf of Refuel and is currently in default.

On November 1, 2005, we acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of our Board of Directors and Ian Williamson, our President, for a purchase price of $1.00. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

Our obligations in connection with $5,000,000 in secured convertible debentures issued to Cornell Capital Partners LP are secured by substantially all of our assets and the assets of our subsidiaries. In addition, S. Bruce Wunner has granted a security interest in 214,916 shares of common stock that he owns, Ian Williamson has granted a security interest in 5,000,000 shares of common stock that he owns, Scott Deininger has granted a security interest in 115,000 shares of common stock that he owns and Cliff Hazel has granted a security interest in 5,000,000 shares of common stock that he owns.

On April 26, 2006, the Company entered into a short-term promissory note with Ian Williamson, President of the Company anda director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest are due October 26, 2006.

On May 17, 2006, the Company entered into a short-term promissory note with Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest are due November 17, 2006.

On August 4, 2006 the Company entered into a short-term promissory note with Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 04, 2007.

On August 15, 2006 the Company has increased its ownership in ACTANOL BioEngineering, LLC (which converted into a C corporation for federal income tax purposes)  to 60% from 50%. ACTANOL BioEngineering is a joint venture with ACTANOL Service Ltd.

On August 24, 2006 the Company entered into a short-term promissory note from Noel M. Corcoran, Chairman of the Company’s board of directors and a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007.

On August 31, 2006 the Company entered into a short-term promissory note from Noel M. Corcoran, Chairman of the board of directors in the amount of $1,274,127.70 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of  September 8, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering (2)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Noel M. Corcoran	0	*	0	0	*
S. Bruce Wunner (3)	429,833	1.09%	163,337	266,496	*
Ian Williamson	8,594,026	21.72%	3,861,122	4,732,904	11.96%
Scott Deininger	280,000	*	106,400	173,600	*
Michael D’Onofrio	390,000	*	210,000	180,000	*
Cliff Hazel	10,000,000	25.28%	3,861,122	6,138,878	15.52%
Cornell Capital Partners, L.P. (4)	3,527,954	8.92%	300,000	2,837,329	7.17%
All officers and directors as a group (6 persons)	19,693,859	49.78%	8,201,981	11,491,878	29.05%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o NewGen Technologies, Inc. 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210.
(2)
Applicable percentage ownership is based on 39,564,349 shares of common stock outstanding as of September 8, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of September 8, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 8, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Of the shares beneficially owned by Mr. Wunner 347,333 shares are owned by FEA, LLC, an entity in which Mr. Wunner owns the majority of the outstanding membership interests.
(4)
All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of September 8, 2006, there were 39,564,349 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

                Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Notes and/or Warrants**	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering***	Percentage of Common Stock Owned Before Offering***	Beneficial Ownership After Offering (2)	Percentage of Common Stock Owned After Offering (2)
Cornell Capital Partners, L.P.(5)	18,786,111	32.73%	Up to 47,591,665 shares of common stock	3,527,954(1)	8.92%	2,837,329	7.17%
John B. Lowy, P.C.	50,000	*	50,000	50,000	*	0	*
John B. Lowy	100,000	*	100,000	100,000	*	0	*
Patrick F. Speake & Jennifer A. Speake	100,000	*	100,000	100,000	*	0	*
John Yuhnick	50,000	*	50,000	50,000	*	0	*
Nils Hellpap	4,000	*	4,000	4,000	*	0	*
Donna L. King & Wayne King	80,000	*	80,000	80,000	*	0	*
Marlene J. Larose	50,000	*	50,000	50,000	*	0	*
Elliott R. Larose	50,000	*	50,000	50,000	*	0	*
D'onofrio Living Trust August 7, 1998 (6)	130,000	*	130,000	130,000	*	0	*
Jeffrey S. Araj	100,000	*	100,000	100,000	*	0	*
Gordon H. Harper	50,000	*	50,000	50,000	*	0	*
Jagdish P. Patel	50,000	*	50,000	50,000	*	0	*
S. Bruce Wunner	82,500	*	31,350	429,833(4)	1.09%(4)	215,346(4)	*
Brandon Lee Wunner	20,000	*	20,000	20,000	*	0	*
Michelle Lee Coffey	20,000	*	20,000	20,000	*	0	*
Colleen Sue Britt	20,000	*	20,000	20,000	*	0	*
Michael Bruce Wunner	10,000	*	10,000	10,000	*	0	*
Lewis James Bryan	20,000	*	20,000	20,000	*	0	*
Shannon Marie Wright	20,000	*	20,000	20,000	*	0	*
Casey Christopher Wunner	7,500	*	7,500	7,500	*	0	*
FEA,LLC (7)	347,333	*	131,987	347,333	*	215,346	*
Michael Woods	203,333	*	101,667	203,333	*	101,666	*
Ian Williamson	10,232,867	*	3,861,122	10,232,867	25.86%	6,371,745	16.10%
Cliff Hazel	10,000,000	*	3,861,122	10,000,000	25.28%	6,138,878	15.52%
Michael F. D'Onofrio	360,000	*	180,000	360,000	*	180,000	*
Conrad Lee	60,000	*	60,000	60,000	*	0	*
Carlos Genardini	54,000	*	54,000	54,000	*	0	*
John W. King	960,380	*	100,000	960,380	2.43%	860,380	2.17%
Michael J. Daniels	50,000	*	50,000	50,000	*	0	*
Stephen Kravit & Anne Kravit	50,000	*	50,000	50,000	*	0	*

Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Notes and/or Warrants**	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering***	Percentage of Common Stock Owned Before Offering***	Beneficial Ownership After Offering (2)	Percentage of Common Stock Owned After Offering (2)
George Hohas	50,000	*	50,000	50,000	*	0	*
Equity Trust Company Custodian FBO Samantha Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Michael Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Elliot Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Joel Aberman IRA	14,000	*	14,000	14,000	*	0	*
Equity Trust Company Custodian FBO Holli Aberman IRA	14,000	*	14,000	14,000	*	0	*
Martin McNeill	50,000	*	50,000	50,000	*	0	*
Clearing and Outsourcing Services, Jeffrey S. Araj, FBO	200,000	*	200,000	200,000	*	0	*
Daniel Berman	40,000	*	40,000	40,000	*	0	*
Fidelity Management Trust Co., Michael D'Onofrio, FBO	30,000	*	30,000	30,000	*	0	*
Roy Moore	50,000	*	50,000	50,000	*	0	*
Christopher David Bissell	48,000	*	48,000	48,000	*	0	*
Trevor Ashmore	50,000	*	50,000	50,000	*	0	*
Tyne Cure Ltd. (8)	500,000	*	500,000	500,000	*	0	*
Jean Carol Ryan	288,000	*	288,000	288,000	*	0	*
Ezio Da Fonseca	150,000	*	150,000	150,000	*	0	*
Redmount Trust Company (9)	200,000	*	200,000	200,000	*	0	*
C. D. Bissell Engineering Ltd. (10)	52,000	*	52,000	52,000	*	0	*
Joseph Wilson	100,000	*	100,000	100,000	*	0	*
Alan and Janice Keeble	100,000	*	100,000	100,000	*	0	*
Kurt Hellinger	70,000	*	70,000	70,000	*	0	*
Frank Hawkins	30,000	*	30,000	30,000	*	0	*
Scott Deininger	280,000	*	106,400	280,000	*	173,600	*
Winifred Jack	328,000	*	328,000	328,000	*	0	*
Alexander Greystoke	25,000	*	25,000	25,000	*	0	*
Blois Olson	150,000	*	150,000	150,000	*	0	*
Colin John Meek	25,000	*	25,000	25,000	*	0	*
Casa Azul Investments, LLC (11)	50,000	*	50,000	50,000	*	0	*
ADP Clearing and Outsourcing Services, Barry Forst, FBO (729-90107)	100,000	*	100,000	100,000	*	0	*
Carl Planagan	30,000	*	30,000	30,000	*	0	*
Radu Achirilaoie	100,000	*	100,000	100,000	*	0	*
Frank H. Marincek	60,000	*	60,000	60,000	*	0	*
Hartford Mutual Fund IRA, Mariano Orlando	40,000	*	40,000	40,000	*	0	*
Salvatore Cerruto	20,000	*	20,000	20,000	*	0	*
ADP Clearing and Outsourcing Services, FBO Peter Cardasis	80,000	*	80,000	80,000	*	0	*
Lorraine Szocik	50,000	*	50,000	50,000	*	0	*
Armando Tiscareno	40,000	*	40,000	40,000	*	0	*
Michael T. Young	20,000	*	20,000	20,000	*	0	*
Frank J. Orlando	45,000	*	45,000	45,000	*	0	*
4237901 Canada Inc. (12)	200,000	*	200,000	200,000	*	0	*
Joseph W. Beasley, P.A. Qualified Deferred Compensation Trust	100,000	*	100,000	100,000	*	0	*
Zaid I. Ayoub	50,000	*	50,000	50,000	*	0	*

Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Notes and/or Warrants**	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering***	Percentage of Common Stock Owned Before Offering***	Beneficial Ownership After Offering (2)	Percentage of Common Stock Owned After Offering (2)
Basim S. Nimri	50,000	*	50,000	50,000	*	0	*
Stephen Saul Kennedy	50,000	*	50,000	50,000	*	0	*
Dieter Langer & Loretta Langer	40,000	*	40,000	40,000	*	0	*
Michael Karr	24,000	*	24,000	24,000	*	0	*
Daphne Kennedy	20,000	*	20,000	20,000	*	0	*
Maria Tiscareno	6,000	*	6,000	6,000	*	0	*
Claudine Young	20,000	*	20,000	20,000	*	0	*
Brandon Lord	3,000	*	3,000	3,000	*	0	*
Carol Racette Lord	12,000	*	12,000	12,000	*	0	*
John Godfrey	50,000	*	50,000	50,000	*	0	*
The Blues (13)	1,360,000	*	1,360,000	1,360,000	*	0	*
Desmond Morrow	1,500,000	*	1,500,000	1,500,000	*	0	*
Marie C. D’Onofrio	33,500	*	33,500	33,500	*	0	*
Thomas M. D’Onofrio	17,000	*	17,000	17,000	*	0	*
Frank Crivello, SEP IRA	2,570,240	*	2,570,240	2,004,888(3)	4.9%(3)	0	*
Frank Crivello	875,000	*	875,000	875,000(3)	4.9%(3)	0	*
Giuseppe Orlando - IRA	25,000	*	25,000	25,000	*	0	*
LMU & Company (14)	75,000	*	75,000	75,000	*	0	*
Battersea Capital Inc. (15)	75,000	*	75,000	75,000	*	0	*
Kurt Jensen	25,000	*	25,000	25,000	*	0	*
Crotolus, Inc. (16)	25,000	*	25,000	25,000	*	0	*
David Marks	500,000	*	500,000	500,000	*	0	*
Luigi Lo Basso	25,000	*	25,000	25,000	*	0	*
Guy Crawford	75,000	*	75,000	75,000	*	0	*
Henry Hackel	25,000	*	25,000	25,000	*	0	*
Underwood Family Partners (17)	25,000	*	25,000	25,000	*	0	*
Sichenzia Ross Friedman Ference LLP (18)	100,000	*	100,000	100,000	*	0	*
Betty Jo Currie	10,000	*	10,000	10,000	*	0	*
Hugh Tarbutton	100,000	*	100,000	100,000	*	0	*
Ed Zamorski	3,000	*	3,000	3,000	*	0	*
MFGLL NewGen LLC (19)	12,000	*	12,000	12,000	*	0	*
Bradely Haight	1,000	*	1,000	1,000	*	0	*
Stuart Valentine	3,000	*	3,000	3,000	*	0	*
Hal Masover & Joan Masover	5,000	*	5,000	5,000	*	0	*
Joseph Smith	3,900	*	3,900	3,900	*	0	*
George Windate	2,000	*	2,000	2,000	*	0	*
Robert Armstrong	20,000	*	20,000	20,000	*	0	*
Pavlette Long	7,000	*	7,000	7,000	*	0	*
Mary Jane Ferguson	2,500	*	2,500	2,500	*	0	*
Colter Dean Hunter	2,000	*	2,000	2,000	*	0	*
Steve Martin	3,000	*	3,000	3,000	*	0	*
Stephen Dexter	10,000	*	10,000	10,000	*	0	*
S. Hunter Smith	2,000	*	2,000	2,000	*	0	*
Fox Growth Fund, Inc. (20)	1,140,000	*	1,140,000	1,140,000	*	0	*
Elaine Saleeby & Eli Saleeby	5,000	*	5,000	5,000	*	0	*
LP Cramer & Associates (21)	50,000	*	50,000	50,000	*	0	*
James Persse	5,000	*	5,000	5,000	*	0	*
David Hanby	10,000	*	10,000	10,000	*	0	*
Concetta Cotugno	1,000	*	1,000	1,000	*	0	*
John Deininger	1,000	*	1,000	1,000	*	0	*
Peter Deininger	100	*	100	100	*	0	*
Andrew Deininger	100	*	100	100	*	0	*
Kristin Brown	100	*	100	100	*	0	*
Hampton Holcomb	5,000	*	5,000	5,000	*	0	*
Frank Stone	5,000	*	5,000	5,000	*	0	*
Jack's Creek Farm (22)	2,000	*	2,000	2,000	*	0	*
Pamela Hall	2,500	*	2,500	2,500	*	0	*
Raymon Bellucci	10,000	*	10,000	10,000	*	0	*
Sarmatan Developments Ltd. (23)	100,000	*	100,000	100,000	*	0	*

*	Less than 1%.
**	This column represents an estimated number based on a conversion price of $0.60, based upon 80% of the lowest closing bid price of the common stock for the five days ended May 30, 2006.
***	Assumes 39,564,349 shares of common stock issued and outstanding.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(1)
Such number of shares represents the ownership of actual outstanding shares of common stock together with shares issuable upon conversion of secured convertible notes and exercise of warrants The selling stockholder has contractually agreed to restrict its ability to convert its secured convertible note or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Upon the sale of such number of outstanding shares of stock which result in the actual number of shares then owned by such shareholder to be less than 4.9% of the then issued and outstanding shares of common stock, the shareholder’s beneficial ownership shall be limited to 4.9% of the then issued and outstanding shares of common stock.

(2)	Assumes that all securities registered will be sold.

(3)
Frank Crivello is the beneficial owner of the shares held by Frank Crivello SEP IRA. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of warrants. However the selling stockholder has contractually agreed to restrict his ability to exercise his warrants and receive shares of our common stock such that the number of shares of common stock beneficially held by him in the aggregate after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4)	Of the shares beneficially owned by Mr. Wunner 347,333 shares are owned by FEA, LLC, an entity in which Mr. Wunner owns the majority of the outstanding membership interests.

(5)
In connection with its ownership of convertible debentures in the principal amount of $5,000,000 and a warrant to purchase 1,125,000 shares of common stock Cornell Capital Partners is subject to a 4.9% limitation as to the amount of stock that can own at one time. However, Cornell Capital Partners currently owns 3,137,329 shares of common stock, of which 300,000 are being offered in this prospectus.

(6)	Marie C. D’onofrio has voting and dispositive rights over the shares held by D’onofrio Living Trust August 7, 1998.

(7)	S. Bruce Wunner has voting and dispositive rights over the shares held by FEA, LLC.

(8)	Mukesh Paipatyador has voting and dispositive rights over the shares held by Tyne Cure Ltd.

(9)	Peter Smith has voting and dispositive rights over the shares held by Redmount Trust Company.

(10)	Christopher D. Brissel has voting and dispositive rights over the shares held by C.D. Bissell Engineering Ltd.

(11)	Christopher Smith has voting and dispositive rights over the shares held by Casa Azul Investments, LLC.

(12)	Clifford Rhee has voting and dispositive rights over the shares held by 4237901 Canada Inc.

(13)	Winifred Jack has voting and dispositive rights over the shares held by The Blues.

(14)	L. Michael Underwood has voting and dispositive rights over the shares held by LMU & Company.

(15)	Matt Lego has voting and dispositive rights over the shares held by Battersea Capital Inc.

(16)	Matt Lego has voting and dispositive rights over the shares held by Crotolus, Inc.

(17)	L. Michael Underwood has voting and dispositive rights over the shares held by Underwood Family Partners.

(18)	Thomas Rose has voting and dispositive rights over the shares held by Sichenzia Ross Friedman Ference LLP.

(19)	Thomas M. Lust has voting and dispositive rights over the shares held by MFGLL NewGen LLC.

(20)	Ezio Da Fonseca has voting and dispositive rights over the shares held by Fox Growth Fund, Inc.

(21)	Larry Cramer has voting and dispositive rights over the shares held by LP Cramer & Associates.

(22)	Mark Batchelor has voting and dispositive rights over the shares held by Jack’s Creek Farm.

(23)	Riccardo Mortara has voting and dispositive rights over the shares held by Sarmatan Developments Ltd.

Cornell Capital Partners, L.P. is the holder of convertible debentures in the principal amount of $5,000,000, a warrant to purchase 1,125,000 shares of common stock and 3,137,329 shares of common stock. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

The convertible debenture has a term of three years, accrues interest at 10% and is convertible into our common stock at a price per share equal to the lesser of $1.00 or 80% of the lowest closing bid price of the our common stock for the 5 trading days immediately preceding the conversion date. The warrants are exercisable until three years from the date of issuance and have an exercise price of $1.00 per share. Cornell Capital Partners may not convert the debenture or exercise the warrant for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion.

Except as set forth, none of the selling stockholders have held a position or office, or had any other material relationship, with our Company. The selling stockholders, other than Cornell Capital Partners, L.P. acquired their securities through private placement offerings which closed between August 2005 and January 2006.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The unaudited condensed consolidated financial statements of NewGen Technologies, Inc. as of June 30, 2006 and for the period from June 1, 2005 (inception) to June 30, 2006 appearing in this prospectus and registration statement, have been reviewed by Weinberg & Company, P.A., independent registered public accounting firm. The consolidated financial statements of NewGen Technologies, Inc. as of December 31, 2005 and for the period from June 1, 2005 (inception) through December 31, 2005, appearing in this prospectus and registration statement, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth on their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

NEWGEN TECHNOLLOGIES, INC.

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of June 30, 2006 (Unaudited)	F-1

Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2006 and for the period from June 1, 2005 (Inception) to June 30, 2006 (Unaudited)	F-2

Condensed Consolidated Statement of Changes in Stockholders’ Deficiency for the period from June 1, 2005 (Inception) to June 30, 2006 (Unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and for the period from June 1, 2005 (Inception) to June 30, 2006 (Unaudited)	F-4

Notes to Condensed Consolidated Financial Statements as of June 30, 2006 (Unaudited)	F-5

Report of Independent Registered Public Accounting Firm	F-25

Consolidated Balance Sheet as of December 31, 2005	F-26

Consolidated Statements of Operations for the period from June 1, 2005 (inception) through December 31, 2005	F-27

Consolidated Statements of Changes in Stockholders’ Deficiency for the period from June 1, 2005 (inception) through December 31, 2005	F-28

Consolidated Statement of Cash Flows for the period from June 1, 2005 (inception) through December 31, 2005	F-29

Notes to the Consolidated Financial Statements as of December 31, 2005	F-30

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

June 30, 2006
ASSETS
CURRENT ASSETS
Cash	$322,379
Deposits	10,710
Prepaid assets	52,600
Deferred debt issuance costs	297,531

Total Current Assets	683,220

Long term deferred debt issuance costs	488,233
Property, plant and equipment, net of accumulated depreciation of $2,431	6,223,788
Total Other Assets	6,712,021

TOTAL ASSETS	$7,395,241

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses - related parties	$639,810
Accounts payable and accrued expenses - non-related	3,975,308
Notes payable	2,454,000

Total Current Liabilities	7,069,118

LONG TERM LIABILITIES
Convertible debentures, net of unamortized discount of $2,848,960	1,040
Derivative financial instrument liability	2,710,600
Total Long Term Liabilities	2,711,640

TOTAL LIABILITIES	9,780,758

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
38,611,224 shares issued and outstanding	38,611
Additional paid-in capital	6,373,312
Deferred equity-based expenses	(910,235)
Deficit accumulated during development stage	(7,887,205)
TOTAL STOCKHOLDERS' DEFICIENCY	(2,385,517)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$7,395,241

The accompanying notes are an integral part of the condensed consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

					For the Period
	For the Three	June 1, 2005	For the Six	June 1, 2005	From June 1, 2005
	Months Ended	(Inception) to	Months Ended	(Inception) to	(Inception) to
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006
Revenues	$-	$-	$-	$-	$-

Compensation	622,279	457,575	1,326,494	457,575	2,979,854
Professional services	546,212	577,818	1,151,603	577,818	2,518,708
Travel	243,174	182,779	465,011	182,779	918,719
Marketing	3,667	241,284	3,772	241,284	245,114
Royalty	62,500	-	125,000	-	250,000
Investor relations	90,683	-	178,842	-	297,548
Provision for loss on
advances to joint ventures	-	-	127,383	-	235,940
General and administrative expenses	125,680	39,941	247,298	39,941	410,407

Loss from operations	(1,694,195)	(1,499,397)	(3,625,403)	(1,499,397)	(7,856,290)

Other Income (expenses)
Derivative instrument income	608,600	-	139,115	-	139,115
Interest	(28,500)	(11,138)	(35,442)	(11,138)	(62,674)
Amortization of deferred
debt issuance costs	(51,824)	-	(99,237)	-	(99,237)
Bank fees and escrow fees	(1,415)	-	(2,158)	-	(8,119)
Total other income (expenses)	526,861	(11,138)	2,278	(11,138)	(30,915)

Loss before provision for income taxes	(1,167,334)	(1,510,535)	(3,623,125)	(1,510,535)	(7,887,205)

Provision for income taxes	-	-	-	-	-

Net loss	$(1,167,334)	$(1,510,535)	$(3,623,125)	$(1,510,535)	$(7,887,205)

Loss per share - basic and diluted	$(0.03)	$(0.05)	$(0.10)	$(0.05)	$(0.22)

Weighted average number of common
shares outstanding - basic and diluted	38,611,224	27,824,075	38,116,170	27,824,075	36,102,035

The accompanying notes are an integral part of the condensed consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO JUNE 30, 2006
(UNAUDITED)

					Common	Deferred	Deficit Accumulated
	Common Stock		Additional Paid-In	Common Stock to	Stock Subscriptions	Equity Based	During Development
	Shares	Amount	Capital	be issued	Receivable	Expenses	Stage	Total
Balance at June 1, 2005	—	$—	$—	$—	$—	$—	$—	$—

Issuance of shares of common stock to founders in exchange for subscriptions receivable	27,711,000	27,711	(24,940)	—	(2,581)	—	—	190

Issuance of shares of common stock in exchange for services and expense reimbursement	424,033	424	211,596	—	—	—	—	212,020

Transfer of shares of common stock in a share exchange agreement	3,333,491	3,333	(3,333)	—	—	—	—	—

Common stock to be issued for cash (4,225,500 shares)	—	—	—	2,112,750	(25,000)	—	—	2,087,750

Common stock to be issued for services and expense reimbursement (1,094,000 shares)	—	—	—	547,000	—	(122,641)	—	424,359

Non-cash compensation expense for for options granted in September	—	—	885,000	—	—	(737,500)	—	147,500

Issuance of shares of common stock	4,225,500	4,226	2,108,524	(2,112,750)	25,000	—	—	25,000

Non-cash compensation expense for options granted in October	—	—	600,000	—	—	(562,500)	—	37,500

Issuance of shares of common stock	1,094,000	1,094	545,906	(547,000)	—	70,727	—	70,727

Common stock to be issued for services and expense reimbursement (13,000 shares)	—	—	—	13,000	—	(4,000)	—	9,000

Common stock to be issued for cash (265,200 shares)	—	—	—	265,200	—	—	—	265,200

Common stock and warrant to be issued in exchange for subscriptoins receivable (805,000 shares)	—	—	—	805,000	(805,000)	—	—	—

Net loss	—	—	—	—	—	—	(4,264,080)	(4,264,080)

Balance at December 31, 2005	36,788,024	36,788	4,322,753	1,083,200	(807,581)	(1,355,914)	(4,264,080)	(984,834)

Issuance of shares of common stock	1,523,200	1,523	1,521,679	(1,083,200)	805,000	—	—	1,245,002

Amortization of compensation expense and services fort the three months ended March 31, 2006.	—	—	46,894	—	—	172,789	—	219,683

Issuance of shares of common stock in conjunction with issuance of convertible debentures	300,000	300	599,700	—	—	—	—	600,000

Payment for Shares of common stock previously issued	—	—	—	—	2,581	—	—	2,581

Amortization of compensation expense and services for the three months ended June 30, 2006	—	—	42,591	—	—	112,585	—	155,176

Cancellation of options granted in 2005	—	—	(160,305)	—	—	160,305	—	—

Net loss	—	—	—	–	—	—	(3,623,125)	(3,623,125)

Balance at June 30, 2006	38,611,224	$38,611	$6,373,312	$—	$–	$(910,235)	$(7,887,205)	$(2,385,517)

The accompanying notes are an integral part of the condensed consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			For the Period
	For the Six	June 1, 2005	From June 1, 2005
	Months Ended	(Inception) to	(Inception) to
	June 30,	June 30,	June 30,
	2006	2005	2006
Cash flows from operating activities:
Net loss	$(3,623,125)	$(1,510,535)	$(7,887,205)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation	810	-	2,431
Recognition of deferred equity based expense	89,485	149,228	759,520
Non-cash compensation expense	285,374		516,448
Accretion of debt discount on convertible debentures	755	-	755
Amortization of deferred debt issuance costs	99,237	-	99,237
Gain on derivative instruments	(139,115)	-	(139,115)

Changes in operating assets and liabilities:
Decrease in prepaid royalty	125,000	-	-
(Increase) in prepaid assets	(46,233)	-	(52,602)
(Increase) in deposits	(10,710)	-	(10,710)

(Decrease) increase in accounts payable
and accrued expenses - related parties	(327,957)	705,403	639,810
Increase in accounts payable and accrued expenses - non related	3,610,455	339,454	3,975,308
Note payable issued for expenses paid on behalf of the Company
and accrued interest, net of repayments	-	316,500	281,500

Net cash provided by (used in) operating activities	63,976	50	(1,814,623)

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,878,110)	-	(6,226,219)

Net cash used in investing activities	(5,878,110)	-	(6,226,219)

Cash flows from financing activities:

Proceeds from convertible debentures	2,850,000	-	2,850,000
Proceeds from notes payable	2,172,500		2,172,500
Payment of debt issuance costs	(285,000)	-	(285,000)
Proceeds received for common stock issued	1,247,583	-	3,625,721

Net cash provided by financing activities	5,985,083	-	8,363,221

Net increase in cash	170,949	50	322,379

Cash, beginning of period	151,430	-	-

Cash, end of period	$322,379	$50	$322,379

Non cash investing and financing activities:

Common stock issued for deferred equity based expenses, net	$-	$-	$910,234

Common stock issued with the convertible debentures	$600,000	$-	$600,000
and included in deferred debt costs

Increase in derivative financial instrument liability with corresponsding increase in discount on convertible debentures	$2,848,960	$-	$2,848,960

The accompanying notes are an integral part of the condensed consolidated financial statements

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

(1) ORGANIZATION

Refuel America, Inc. (a development stage company), (“Refuel”) was incorporated on June 1, 2005 under the laws of the State of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel and ethanol.  Refuel’s offices are located in Charlotte, North Carolina. Its fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of Refuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any revenues since inception and the Company is in the process of raising additional capital and financing for future operations (See Note 13).

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement

On August 29, 2006, the Company restated its financial statements as of and for the three months ended March 31, 2006 and for the period from June 1, 2005 (Inception) to March 31, 2006 to reflect changes in the valuation of our embedded derivative financial instrument liability due to the use of a more comprehensive modeling tool for valuing such complex derivative financial instruments and the identification of other embedded derivative financial instruments. The amounts reported in the accompanying condensed consolidated financial statements as of and for the six months ended June 30, 2006 and for the period from June 1, 2005 (Inception) to June 30, 2006 reflect these restated amounts.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. They do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information refer to the December 31, 2005 consolidated financial statements of NewGen Technologies, Inc., included in the Company’s filing on Form 10-KSB /A No.2 on June 14, 2006.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly-owned subsidiaries and all variable interest entities (VIE’s) (collectively, the “Company”) for which the Company is the primary beneficiary. All material intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 (R) provides a new framework for identifying VIE’s and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; 2) has a group of equity owners that are unable to make significant decisions about its accountabilities; or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

Joint Ventures

The Company intends to operate certain of its manufacturing and distribution business through various joint ventures. Upon the adoption of FIN 46 (R), the Company has consolidated all joint ventures that were determined to be VIE’s and where the Company is the primary beneficiary.

On September 2, 2005, the Company formed a joint venture, named Advanced Biotechnologies, LLC, with Advanced Biotechnologies, Inc. for the purpose of blending, processing, storing, distributing and selling biodiesel, biodiesel mixtures and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of Advanced Biotechnologies, LLC’s profits and losses. The Company is committed to fully fund the $200,000 of joint venture equity to be used for working capital. The Company has contributed capital of $431,076 for initial start up costs to Advanced Biotechnologies, LLC as of June 30, 2006. Although not required, an additional $32,060 was contributed for working capital subsequent to June 30, 2006. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of June 30, 2006 and for the period from June 1, 2005 (inception) to June 30, 2006.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Iowa, LLC, with PowerSHIFT Energy Company, Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels of Iowa, LLC’s profits and losses. The Company is committed to fund up to $125,000 in initial start up costs. The Company has contributed capital of $210,090 for initial start up costs to PowerSHIFT Biofuels of Iowa, LLC as of June 30, 2006. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of June 30, 2006 and for the period from June 1, 2005 (inception) to June 30, 2006.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Energy Company Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels LLC’s profits and losses. The Company is committed to fund up to $125,000 in initial start up costs, however, as of June 30, 2006, there has been no activity in the joint venture. Therefore, the Company has not advanced any capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of June 30, 2006 and for the period from June 1, 2005 (inception) to June 30, 2006.

On November 29, 2005, the Company signed an agreement with AG Global Partners, Ltd., that included several provisions that if agreed, would then lead to the formation of a joint venture named NewGen Fuel Technologies, Ltd., a company registered in the United Kingdom. The purpose of the joint venture was to be involved in all steps of the manufacture of biofuels through the supply and distribution of fuels to wholesale and retail networks in Europe, the Middle East, Southeastern Asia and Australia. The Company has a 50% voting interest and a 50% allocation share of NewGen Fuel Technologies, Ltd’s profits and losses. The Company is committed to fund up to $200,000 in working capital costs as a short-term loan. As of June 30, 2006, the Company has funded the start up costs in the amount of $235,939, however, the amount has been fully reserved since the joint venture has not been consummated.

On November 30, 2005, the Company formed a joint venture named Actanol BioEngineering, LLC, with Actanol Service, Ltd., a provider of alternative energy and biofuel plant solutions, to conduct the business of design, engineering, contracting, building, staffing and managing the feasibility and operational processes of various types of biofuel plants and agro-refineries. The Company has a 50% voting interest and a 50% allocation share of Actanol BioEngineering, LLC’s profits and losses. The Company is committed to fund up to $125,000 in initial start up costs. The Company has advanced $489,774 for initial start up costs to Actanol BioEngineering, LLC as of June 30, 2006. Although not required, an additional $35,000 was contributed for working capital subsequent to June 30, 2006. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of June 30, 2006 and for the period from June 1, 2005 (inception) to June 30, 2006.

Cash

The Company maintains its cash balances in financial institutions. Balances in the institutions may at times exceed the Federal Deposit Insurance Corporation limits.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets. Office equipment is being depreciated using the straight line method with a useful life of five years. The terminals and terminal improvements will be placed in service after they have been refurbished. Once refurbished and operating, they will be depreciated using the straight line method with a useful life of twenty five years.

Loss per Share

Basic net income (loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares and common stock equivalents outstanding during the period. The exercise of options to purchase 725,000 shares and warrants to purchase 3,520,000 common shares; and debt (principal and interest) convertible into common shares of 10,585,225 as of June 30, 2006, were not included in the computation of diluted loss per share since the assumed conversion and exercise would be anti-dilutive for all periods presented.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

At June 30, 2006, the carrying value of the Company’s financial instruments, which include cash, accounts payable and accrued expenses for related and non-related parties, and notes payable, approximates their fair value due to the short-term maturity of those instruments. The Company has estimated the fair value of its convertible debentures, excluding the value of any conversion, call or put rights, using a discounted future cash flow analysis. The Company utilized a discount rate commensurate with other entities with similar credit and business risks, in this analysis. The carrying amount and estimated fair value is as follows:

	June 30, 2006
	Carrying Amount	Estimated Fair Value using Discounted Cash Flow Analysis
Convertible Debentures	$1,040	$1,471,200

Use of Estimates

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

Estimates that are critical to the accompanying condensed consolidated financial statements include the identification and valuation of derivative instruments, the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments, estimates that arise from the provisions for loss on advances to joint ventures, the valuation of deferred income tax assets and estimated depreciation for tangible assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Derivative Financial Instruments

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments including, but not limited to, the conversion option, our ability to pre-pay the debt (call option), and the investor’s ability to demand early repayment (put option) in a default situation, that may be required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible debt instrument contains more than one embedded derivative instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances Generally, the ability of the Company to prepay the debt (call option), is clearly and closely related to the host instrument since the host and the derivative instrument have risks and rewards of a debt instrument, and therefore, bifurcation would not be required. However, there may be certain circumstances when the option to prepay would not be considered clearly and closely related, in which bifurcation would be required. Similarly, the holder of the debt has the ability to require the Company to repay the debt before the due date (put option) in a default situation, since the host and the derivative instrument have risks and rewards of a debt instrument, bifurcation generally would not be required. However, there may be certain circumstances when the put option would not be considered clearly and closely related, in which bifurcation would be required.

Certain instruments, including convertible debt and the freestanding options and warrants issued in connection with those convertible instruments are subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date or failure to maintain an effective registration statement over the term of the debt instruments. If the convertible debt instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physically or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative financial instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments and free standing options or warrants, we use the Black-Scholes option pricing model to value the derivative financial instruments. The binomial method is used to value all embedded derivative financial instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible debt instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount. To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock-Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock−Based Compensation” (SFAS 123) previously provided companies with a choice to follow the provisions of SFAS 123 in determination of stock−based compensation expenses or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). Under APB 25, if the exercise price of the stock options granted to employees equals or exceeds the market price of the underlying common stock on the date of grant, no compensation expense is recognized.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share−Based Payment” (SFAS No. 123(R)), which replaces SFAS No. 123 and superseded APB Opinion No. 25. SFAS No. 123(R) requires all share−based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first annual reporting period that begins after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition.

Prior to January 1, 2006, we accounted for our stock-based compensation under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by SFAS 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure”. Stock-based compensation cost representing a prorata portion of the “in the money” intrinsic value was recognized in the Consolidated Statements of Operations during 2005 included in the period from June 1, 2005 (inception) to June 30, 2006 as all options granted under our option plans had an exercise price less than the fair market value of the underlying common stock on the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. As a result, the Company’s net loss before taxes for the three months and six months ended June 30, 2006 is $46,894 and $89,485, respectively, higher than if it had continued to account for share−based compensation under Accounting Principles Board (“APB”) opinion No. 25. As of June 30, 2006, the Company has $446,122 of unrecognized stock-based compensation cost related to non-vested stock-based compensation that is expected to be recognized over the next four years.

The provisions of SFAS 123R require that we make an estimate of our forfeiture rate and adjust the expense that we recognize to reflect the estimated number of options that will go unexercised. Due to our early stage of development as a newly focused company and our limited workforce of nine employees as of June 30, 2006, including executive officers, we are challenged to develop an appropriate estimate of forfeitures. Based on these circumstances we have opted for a conservative position in that we are estimating forfeitures to be 0% at this time. We will continue to assess this position as our company develops and our workforce expands. When we feel that we have sufficient data on which to base an assumption we will adjust the expense recognized, if necessary.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

On September 7, 2005, the Company adopted an incentive based Non-Qualified Stock Option Plan (“NQSO Plan”) with a vesting period of four (4) years from the grant date with an expiration period of ten (10) years after the last vesting date. Up to eight million shares or 15% of the float of Common stock will be provided for the NQSO Plan. The incentive awards will be based on performance, up to maximum levels, tiered as follows: Chairman/CEO 100%, next level 50% to 75%, and the next level 25% of their cash compensation.

In addition, a special one-time award was granted to certain individuals for their efforts contributed to the Company up to the date of the award. The amount of shares allocated for this award is 300,000. The options were granted as of September 9, 2005, and participants will be fully vested over a two-year timeframe with an expiration period of ten (10) years after the last vesting date. The option exercise price is $0.50 per share. The shares are to be equally split between certain officers. In January 2006 one of the grantees resigned and forfeited his award, which amounted to 75,000 shares. Another award was granted to the chief financial officer on October 10, 2005, the date of employment, for the option to purchase 500,000 shares at $1.00 per share and vesting in accordance with the NQSO Plan.

We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate	3.94%
Volatility factor	185.50%
Term in years	5.0
Expected dividend yield	-

The weighted average fair value of options and warrants granted during 2005 is estimated to be $2.62 and $0.60, respectively, and the weighted average fair value of warrants granted during 2006 is estimated to be $0.70.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

The Company has reserved shares of its authorized but un-issued common stock for the following:

	Stock Options		Warrants
	Shares	Weighted Average Exercise Price Per Share	Shares	Weighted Average Exercise Price Per Share	Total	Exercisable
Balance at 06/01/2005 (Inception):	-	-	-	-	-	-
Granted	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	-		-		-
Balance at 12/31/2005:	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000
Granted	-		1,125,000	$1.00	1,125,000	1,125,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	(75,000)	(0.50)	-		(75,000)
Balance at, 06/30/2006:	725,000	$0.84	3,520,000	$0.52	4,245,000	3,520,000

The following table summarizes information concerning options and warrants outstanding and excercisable at June 30, 2006:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price Per Share	Number of Options	Weighted Average Exercise Price Per Share
$0.50	11.25	225,000	$0.50	-	-
1.00	13.33	500,000	$1.00	-	-
0.50 - 1.00	12.69	725,000	$0.84	-	-

		Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Warrants		Weighted Average Exercise Price Per Share	Number of Warrants	Weighted Average Exercise Price Per Share
$0.001	29.08	*	2,155,000	$0.001	2,155,000	$0.001
1.00	2.58		1,125,000	$1.00	1,125,000	$1.00
1.50	4.50		140,000	$1.50	140,000	$1.50
5.00	4.08		100,000	$5.00	100,000	$5.00
0.001 - 5.00	18.93		3,520,000	$0.52	3,520,000	$0.52

* This warrant has an indefinite term, the Company has assigned a term of 30 years as reasonable estimate for reporting purposes

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments— an amendment of FASB Statements No. 133 and 140” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 155 will have a material impact on the Company’s financial condition or results of operations.

(3) DEFERRED DEBT ISSUANCE COSTS

On January, 24, 2006 and March 14, 2006, in conjunction with the issuance of 10% convertible debentures (See Note 9), the Company paid debt issuance costs in the amount of $220,000 and $65,000, respectively, to the lender. In addition, the Company issued 300,000 shares of its common stock to the lender as part of the January 24, 2006 convertible debentures. These shares had a fair value of approximately $600,000 at the date of grant. These debt issuance costs have been deferred and are being amortized using the straight-line method over the term of the convertible debentures of three years. As of June 30, 2006, $785,764 remains deferred with a current portion of $297,531.

(4) PROPERTY, PLANT AND EQUIPMENT

On January 24, 2006, the Company closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons. In February 2006, the Company began the process of assessing the refurbishment of these fuel terminals (See Note 7 regarding refurbishment commitments and agreements). Property, plant and equipment consisted of the following as of June 30, 2006:

Office equipment	$8,108
Terminal improvements	4,518,111
Terminals	1,700,000
6,226,219
Less accumulated depreciation	(2,431)
$6,223,788

Depreciation expense on office equipment for the period from inception to the period ended June 30, 2006 and 2005 was $810 and $-0-, respectively.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

(5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the period from June 1, 2005 (inception) to June 30, 2006, various officers and directors of the Company agreed to defer a portion of their salaries payable until such time as adequate funds have been received by the Company. The amount deferred as of June 30, 2006 was $167,077, which is included in accounts payable and accrued expenses - related parties (See Note 12). Accounts payable and accrued expenses consisted of the following as of June 30, 2006:

	Related	Non-related
Accounts Payable	$51,760	$3,051,970
Accrued Expenses	588,050	923,338

Total	$639,810	$3,975,308

(6) NOTES PAYABLE

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with a former Executive Director in the amount of $316,500 (See Note 7 and Note 12). As of June 30, 2006, the unsecured note had a remaining principal balance of $281,500 and accrued interest of $13,959, which is included in accounts payable and accrued expenses-related parties. The unsecured note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. The note has not been paid off and is currently in default. On May 24, 2006, the Company was served with a complaint filed against the Company (See Note 7), however there are no adverse covenants relating to this note payable.

On April 26, 2006, the Company entered into a short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest are due October 26, 2006. As of June 30, 2006 this note had accrued interest of $7,479. (See Note 12)

On May 17, 2006, the Company entered into a short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest are due November 17, 2006. As of June 30, 2006 this note had accrued interest of $9,071. (See Note 12)

On June 12, 2006, the Company received a loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia have orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. As of June 30, 2006 this note had accrued interest of $4,932.
(See Note 12)

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

 (7) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases approximately 500 square feet of office space under three non-cancelable operating leases. Two of these leases expire on November 30, 2006 and one expires on August 31, 2006. Recurring monthly rents aggregate $5,699 per month. Rent expense for all operating leases for the period from June 1, 2005 (inception) through June 30, 2006 was approximately $63,000. The leases automatically renew every six months.

Commitments

The Company has entered into three separate five-year management services contracts (commencing on October 1, 2005, November 1, 2005 and April 1, 2006) for management of three fuel terminals (storage tanks, piping and racks for dispensing) for $8,333 per month each. From June 1, 2005 (Inception) to June 30, 2006, the Company has paid $202,653 in terminal management services.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Energy Company Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company is committed to fund up to $125,000 in initial start up costs. The Company has not advanced any capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC as of June 30, 2006.

In the first quarter 2006, the Company entered into various agreements with an engineering consultant and contractors for approximately $3,650,000 for refurbishment of its newly purchased fuel terminals located in Charlotte, NC, Spartanburg SC and Columbus GA, of which the Company has paid approximately, $989,260, as of June 30, 2006. The Company expects to enter into additional agreements with the engineering consultant and contractors to bring the terminals into proper working order. The Company anticipates an additional $5,000,000 to $6,000,000 will be required to complete the refurbishment of the terminals and anticipates the terminals will begin operations at the end of the second half of 2006.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

Contingencies

On May 24, 2006, the Company and its wholly-owned subsidiary, Refuel, were served with a complaint in an action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. Mr. King served as Chief Executive Officer of the Company from June 9, 2005 through September 9, 2005. Mr. King then served as Chief Executive Officer of the Company’s International Operations until January 15, 2006. Mr. King also served as a member of the Company’s Board of Directors from June 9, 2005 through January 16, 2006 when he was removed by a vote of the holders of a majority of the Company’s common stock. In the complaint, Mr. King alleges that he was party to an employment agreement with ICF Industries Ltd. with a term expiring on November 30, 2009, and that such agreement became the responsibility of the Company through assignment or succession. Mr. King claims he is entitled to receive all compensation due under the employment agreement, including $300,000 per year of the remaining term of the agreement, together with certain shares of the Company’s common stock and options to purchase common stock. Mr. King also claims that Refuel issued a promissory note to him for money loaned in the amount of $316,500 which was due an payable on December 1, 2005, of which only $35,000 has been paid to date (See Note 6).

The Company does not believe that Mr. King’s claims with respect to the employment agreement have any merit, as such agreement was with a party unrelated to the Company. Further, the Company believes it has meritorious defenses to the payment of any funds due pursuant to the promissory note, as well as affirmative claims against Mr. King for amounts in excess of the amounts claimed to be due to Mr. King under the promissory note. In addition, contrary to Mr. King’s claim, the due date of the note was extended to January 15, 2006. The Company intends to vigorously defend the action against Mr. King. The claim is currently in the discovery phase.

(8) INCOME TAXES

June 30, 2006
Tax (benefit) at U.S. federal statutory rate of 34%	$(1,075,643)
Valuation allowance	1,075,643
Tax expense (benefit)	$-

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30, 2006 are presented below:

June 30, 2006
Deferred income tax assets:
Net operating loss carryforwards	$1,075,643

Deferred income tax liabilities:	-
1,075,643
Valuation allowance	(1,075,643)
Net deferred tax assets	$-

As of June 30, 2006, the Company has a net operating loss carryforward for Federal income tax purposes in the amount of $3,163,657, which expires in 2025. The Company has recorded a valuation allowance of $1,075,643 as of June 30, 2006. The valuation allowance was recorded due to the doubt surrounding the Company’s ability to utilize the deferred tax asset.

(9) CONVERTIBLE DEBENTURES

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years.

On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 shall be advanced two days before the Company’s Registration Statement on Form SB-2 is declared effective by the Securities & Exchange Commission. If the Registration Statement is not declared effective by May 11, 2006, the Company is required to pay the holder liquidated damages for each month that the Registration Statement has not been declared effective, as the case may be, either in cash or shares of the Company’s Common Stock, equal to 2% of the liquidated value of the Convertible Debentures. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 19, 2006. On August 18, 2006, the Company and holder signed an amendment to extend the scheduled effective deadline to September 15, 2006, however, the Company is responsible for liquidated damages from June 19, 2006 to the effective date. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $1.00 per share, the fixed conversion price of the warrants will be reduced accordingly. As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock".

The Purchase Agreement includes a Registration Rights Agreement. This agreement requires us to pay a penalty of 2% per month of the principal amount of the outstanding Convertible Debentures if a registration statement registering the 300,000 commitment shares, 31,250,000 shares underlying the Convertible Debentures and 1,125,000 shares to be issued upon exercise of the warrants, is not declared effective by May 11, 2006. The penalty is payable in cash or common stock of the Company, at the option of the holders. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 19, 2006. On August 18, 2006, the Company and holder signed an amendment to extend the scheduled effective deadline to September 15, 2006, however, the Company is responsible for liquidated damages from June 19, 2006 to the effective date.

The Company is not in compliance with its obligations to register the shares of the Company’s common stock held by or issuable to the holder. However, the holder has waived, subject to certain conditions, through June 15, 2006, the imposition of all penalties under the Registration Rights Agreement and its right to accelerate payment of our obligations. The conditions to effectiveness of the waiver are: The Company will file its Form 10Q for the quarter ended June 30, 2006 no later than August 21, 2006 and the Company will still be responsible for liquidated damages based on the period of time it takes to get effective subsequent to June 19, 2006. The Liquidated Damages will be deducted from proceeds of the third tranche prior to effectiveness of the Registration Statement.

The warrant for the purchase of 1,125,000 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

The Convertible Debentures are not considered to be conventional convertible debt, therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty. According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue No. B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments”, the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it shall be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

At June 30, 2006, the following amounts were outstanding under the Convertible Debentures. See Note 10 for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the accompanying Convertible Debentures.

The Convertible Debentures bear interest at 10% and are due, along with accrued interest, three years from the date issued.

Face value	$2,850,000
Less: unamortized debt discount	(2,848,960)
Balance at June 30, 2006	1,040
Less: current portion	-
$1,040

Principal payments are as follows, for the fiscal years ending December 31:

2006	$-
2007	$-
2008	$-
2009	$2,850,000
Total	$2,850,000

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

(10) DERIVATIVE FINANCIAL INSTRUMENT LIABILITIES

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 9 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures.

In valuing the warrants and the bifurcated derivative liability instruments, at the time they were issued and at June 30, 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 127% and the risk-free rate of return used was 5.12%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

At June 30, 2006, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding (See Note 9):

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of June 30, 2006	Fair Market Value at June 30, 2006

01/24/06	01/23/09	1,125,000 Warrants	$1.00	$192,900

Fair market value of freestanding derivative instrumment liabilities for warrants				192,900

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of June 30, 2006	Face Value at Issuance	Fair Market Value at June 30, 2006

01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.28	$2,200,000	1,933,200
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.28	$650,000	584,500

Fair market value of bifurcated embedded derivative instrument liabilities, as noted above					2,517,700
Total derivative fiancial instruments					$2,710,600

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of June 30, 2006, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.28.

% Below Market	Price Per Share	With Discount at 80%	Number of Shares Issuable	% of Outstanding Stock
25%	$0.2625	$0.2100	13,571,429	26.01%
50%	$0.1750	$0.1400	20,357,143	34.52%
75%	$0.0875	$0.0875	40,714,286	51.33%

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

(11) STOCKHOLDERS’ DEFICIENCY

The total number of shares of all classes of stock which the Company is authorized to issue is 100,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”). The Common Stock shall be identical and shall entitle each of the holders thereof to the same rights and privileges. When dividends (if any) are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Company, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. Each holder of Common Stock shall be entitled to one vote per share.

In June 2005, the Company issued 27,711,000 shares of Common Stock to founders at $0.001 per share for total cash proceeds of $2,771 of which the remaining $2,581 was received in June 2006.

In June 2005, the Company issued a total of 424,033 shares of Common Stock to various individuals in exchange for services rendered and expense reimbursement, at $0.50 per share for a total of $212,020.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share.

During August and September, 2005 the Company sold 4,225,500 shares of Common Stock to various individuals at $0.50 per share for cash proceeds of $2,087,750 and a subscription receivable of $25,000 which was received in December 2005.

On September 9, 2005, the Company issued to four employees options to purchase 300,000 shares at $0.50 per share, having an intrinsic value of $885,000. In 2006, one employee forfeited his options with an intrinsic value of $133,672. There are now 225,000 shares that vest over a two year period, having an intrinsic value of $410,234 which remains deferred as of June 30, 2006. The excess of the fair market value over the intrinsic value of $137,683 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”. However, with the adoption of SFAS 123 (R) “Share Based Payment” this amount is now being expensed. The additional amount expensed in 2006 was $30,118 and $60,236 remains unamortized as of June 30, 2006.

On October 10, 2005, the Company issued to one employee options to purchase 500,000 shares at $1.00 per share with vesting over a four year period, having an intrinsic value of $600,000, of which $487,500 remains deferred as of June 30, 2006. The excess of the fair market value over the intrinsic value of $474,937 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”. However, with the adoption of SFAS 123 (R) “Share Based Payment” this amount is now being expensed. The additional amount expensed in 2006 was $59,367 and $385,886 remains unamortized as of June 30, 2006.

During November and December 2005, the Company issued a total of 1,094,000 shares of Common Stock to various individuals who exchanged services, future services and expense reimbursements at $0.50 per share totaling $547,000, of which $12,500 remains deferred as of June 30, 2006.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

In December 2005, the Company agreed to issue a total of 13,000 shares of Common Stock to various individuals in exchange for services rendered and future services at $1.00 per share totaling $13,000. The subscription was received and these shares were issued during the quarter ended March 31, 2006.

In December 2005, the Company sold 1,070,200 shares of Common Stock to various individuals at $1.00 per share for cash proceeds of $265,200 and a subscription receivable of $805,000. At December 31, 2005 these shares were reflected as common stock to be issued and were subsequently issued during the quarter ended March 31, 2006. In conjunction with the sale of shares of Common Stock in December 2005, the Company agreed to issue a warrant having a fair value of $217,852 to purchase 140,000 shares of the Company’s Common Stock at an exercise of $1.50 per share. The warrant was issued on January 16, 2006 and expires in 5 years.

During the six months ended 2006, the Company sold and issued 440,000 shares of Common Stock to various individuals and a mutual fund at $1.00 per share for cash proceeds of $440,000 and received $807,583 from subscriptions receivable on common stock sold in 2005.

On January 24, 2006, the Company issued 300,000 common shares having a fair market value of $600,000 in conjunction with sale of its Convertible Debentures (See Note 9).

(12) RELATED PARTY TRANSACTIONS

The Company’s wholly-owned subsidiary, Refuel, executed an unsecured promissory note on June 30, 2005 with a former Executive Director in the amount of $316,500 (See Note 6). As of June 30, 2006, the unsecured note had a remaining principal balance of $281,500 and accrued interest of $13,959, which is included in accounts payable and accrued expenses-related parties (See Note 5). The note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. The note has not been paid off and is currently in default. The Company was notified on May 24, 2006 of a lawsuit including this note payable filed against the Company (See Note 7), however there are no adverse covenants relating to this note payable.

Various officers and directors of the Company agreed to defer a portion of their salaries, payable, until such time as adequate funds have been received by the Company. The amount deferred as of June 30, 2006 was $167,077, which is included in accounts payable and accrued expenses - related parties (See Note 5).

On July 1, 2005, the Company entered into an assignment and royalty agreement with two directors and shareholders of the Company, whereby various Great Britain patent applications were assigned to the Company. According to the terms of the agreement, the Company was required to pay $250,000 at the inception of the agreement (paid July 1, 2005) and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate products sold per year utilizing the assigned patents during the term of the royalty agreement (indefinite until cancelled by either the directors or the Company). As of June 30, 2006, the $250,000 inception payment has been amortized.

On September 14, 2005, the Company entered into a two-month management services agreement with Treasure Coast Capital Partners (“TCCP”), a company owned by a shareholder and officer of the Company. The agreement provided for the Company to pay $43,250 in fees, of which $30,000 has been paid. This agreement has not been renewed.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
(UNAUDITED)

On November 1, 2005, the Company acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of the Company’s board of directors and president, for a purchase price of $1. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

The Company’s obligations in connection with the Convertible Debentures (See Notes 9 & 10) are secured by substantially all of the Company’s assets. In addition, the vice-chairman has granted a security interest in 214,916 shares of the Company’s common stock that he owns, the president has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns, the chief financial officer has granted a security interest in 115,000 shares of the Company’s common stock that he owns and a director has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns.

On April 26, 2006, the Company entered into a short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest are due October 26, 2006. As of June 30, 2006 this note had accrued interest of $7,479.

On May 17, 2006, the Company entered into a short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest are due November 17, 2006. As of June 30, 2006 this note had accrued interest of $9,071.

(13) GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $6,385,898 and a stockholders’ deficiency of $2,385,317 as of June 30, 2006 and a net loss of $7,887,205 and a cash flow deficiency from operations of $1,814,623 for the period from June 1, 2005 (inception) to June 30, 2006. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

(14) SUBSEQUENT EVENTS

The Company has received and responded to various comment letters from the Securities and Exchange Commission related to the disclosure contained in its Form 10-KSB and 10-QSB’s, as well as the Form SB-2 Registration Statement filed by the Company on February 10, 2006, which was withdrawn and re-filed on April 21, 2006, to register up to 47,675,838 shares of its Common Stock for resale by the selling shareholders. These shares include 20,124,588 shares of Common Stock issued to shareholders and 2,395,000 shares of common stock issuable upon the exercise of Common Stock purchase warrants. In addition, as required by the Purchase Agreement, we have registered 19,531,250 shares of Common Stock underlying Convertible Debentures based on a multiple of five times the Convertible Debentures adjusted for the share price being lesser than $1.00 and discounted by 20% of the market price, and 5,625,000 shares of Common Stock based on a multiple of five times the issuable Common Stock purchase warrant of 1,125,000 issued in conjunction with the Convertible Debentures noted above. These shares are being registered, but will not be issued unless the holder elects to convert the Convertible Debenture into shares of the Company’s common stock. The number of shares issued will depend on the conversion price, as defined above (see Note 9) at the time of the election to convert. As of June 30, 2006, the principal balance of $2,850,000 was convertible into approximately 10,600,000 shares of the Company’s common stock and the warrant to purchase 1,125,000 shares was exercisable for 1,125,000 shares of the Company’s common stock. The Company will receive no proceeds from the sale of these shares. Currently, the Company has responded to the Securities & Exchange Commission’s comment letter which requires the Form SB-2 filed on April 21 to be amended after addressing certain questions raised.

On August 4, 2006, the Company entered into a short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 04, 2007.

On August 15, 2006 the Company has increased its ownership in ACTANOL BioEngineering, LLC to 60% from 50%. ACTANOL BioEngineering is a joint venture with ACTANOL Service Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of:
NewGen Technologies, Inc. (Formerly Bongiovi Entertainment, Inc.) and Subsidiaries (a development stage company)

We have audited the accompanying condolidated balance sheet of NewGen Technologies, Inc. (formerly Bongiovi Entertainment, Inc.) and subsidiaries (a development stage company) (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the period from June 1, 2005 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NewGen Technologies, Inc. (formerly Bongiovi Entertainment, Inc.) and subsidiaries (a development stage company) as of December 31, 2005 and the consolidated results of their operations and their cash flows for the period from June 1, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has a working capital deficiency of $1,331,322 and a stockholders' deficiency of $984,834 as of December 31, 2005 and a net loss of $4,264,080 and a cash flow deficiency from operations of $1,878,602 for the period from June 1, 2005 (inception) to December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 12, 2006

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONSOLIDATED BALANCE SHEET

ASSETS
December 31,
2005
CURRENT ASSETS
Cash	$151,430
Prepaid royalty	125,000
Prepaid assets	6,368

Total Current Assets	282,798

Deposit on land and improvements	340,000
Property and equipment, net of accumulated depreciation of $ 1,620	6,488
Total Other Assets	346,488

TOTAL ASSETS	$629,286

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses - related parties	$967,767
Accounts payable and accrued expenses - other	364,853
Note payable, related party	281,500
TOTAL LIABILITIES	1,614,120

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized,
36,788,024 shares issued and outstanding	36,788
Additional paid-in capital	4,322,753
Common stock to be issued (1,083,200 shares)	1,083,200
Common stock subscriptions receivable	(807,581)
Deferred equity-based expenses	(1,355,914)
Deficit accumulated during development stage	(4,264,080)
TOTAL STOCKHOLDERS' DEFICIENCY	(984,834)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$629,286

The accompanying notes are an integral part of the consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONSOLIDATED STATEMENT OF OPEREATIONS
FOR THE PERIOD JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Revenues	$-

Compensation	1,650,000
Professional services	1,366,000
Travel	452,000
Marketing	241,000
Royalty	125,000
Investor relations	118,000
Bad debt	108,000
General & administrative	170,973

Loss from operations	(4,230,973)

Other (expenses)
Interest	(27,232)
Bank fees and escrow fees	(5,875)
Total other (expenses)	(33,107)

Loss before provision for income taxes	(4,264,080)

Provision for income taxes	-

Net loss	$(4,264,080)

Loss per share - basic and diluted	$(0.12)

Weighted average number of common
shares outstanding - basic and diluted	34,398,490

The accompanying notes are an integral part of the consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

			Additional	Common	Common Stock	Deferred Equity	Deficit Accumulated During
	Common Stock		Paid-In	Stock to	Subscriptions	Based	Development
	Shares	Amount	Capital	be issued	Receivable	Expenses	Stage	Total
Balance at June 1, 2005	-	$-	$-	$-	$-	$-	$-	$-

Issuance of shares of common stock	27,711,000	27,711	(24,940)	-	(2,581)	-	-	190
to founders in exchange for
subscriptions receivable

Issuance of shares of common stock	424,033	424	211,596	-	-	-	-	212,020
in exchange for services and
expense reimbursement

Transfer of shares of common stock	3,333,491	3,333	(3,333)	-	-	-	-	-
in a share exchange agreement

Common stock to be issued	-	-	-	2,112,750	(25,000)	-	-	2,087,750
for cash (4,225,500 shares)

Common stock to be issued	-	-	-	547,000	-	(122,641)	-	424,359
for services and expense
reimbursement (1,094,000 shares)

Non-cash compensation expense for	-	-	885,000	-	-	(737,500)	-	147,500
for options granted in September

Issuance of shares of common stock	4,225,500	4,226	2,108,524	(2,112,750)	25,000	-	-	25,000

Non-cash compensation expense	-	-	600,000	-	-	(562,500)	-	37,500
for options granted in October

Issuance of shares of common stock	1,094,000	1,094	545,906	(547,000)	-	70,727	-	70,727

Common stock to be issued	-	-	-	13,000	-	(4,000)	-	9,000
for services and expense
reimbursement (13,000 shares)

Common stock to be issued	-	-	-	265,200	-	-	-	265,200
for cash (265,200 shares)

Common stock to be issued	-	-	-	805,000	(805,000)	-	-	-
in exchange for subscriptoins
receivable (805,000 shares)

Net loss	-	-	-	-	-	-	(4,264,080)	(4,264,080)

Balance at December 31, 2005	36,788,024	$36,788	$4,322,753	$1,083,200	$(807,581)	$(1,355,914)	$(4,264,080)	$(984,834)

The accompanying notes are an integral part of the consolidated financial statements

NEWGEN TECHNOLOGIES, INC.
(Formerly Bongiovi Entertainment, Inc.) and Subsidiaries
(A development stage company)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Cash flows from operating activities:
Net loss	$(4,264,080)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	1,620
Expense portion of stock based compensation and services	716,106
Non-cash compensation expense	185,000

Changes in operating assets and liabilities:
Increase in prepaid royalty	(125,000)
Increase in prepaid assets	(6,368)
Increase in accounts payable and accrued expenses - related parties	967,767
Increase in accounts payable and accrued expenses - other	364,853
Note payable issued for expenses paid on behalf of the Company
and accrued interest, net of repayments	281,500

Net cash used in operating activities	(1,878,602)

Cash flows from investing activities:
Deposit on land and improvements	(340,000)
Purchases of property and equipment	(8,108)

Net cash used in investing activities	(348,108)

Cash flows from financing activities:

Proceeds received for common stock issued to founders	190
Proceeds received for common stock issued and to be issued	2,377,950

Net cash provided by financing activities	2,378,140

Net increase in cash	151,430

Cash, beginning of period	-

Cash, end of period	$151,430

Non cash investing and financing activities:

Common stock issued for deferred equity based expenses	$1,355,914

Common stock and warrants issued for subscriptions receivable	$807,581

The accompanying notes are an integral part of the consolidated financial statements

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

(1) ORGANIZATION

Refuel America, Inc. (a development stage company), (“Refuel”) was incorporated on June 1, 2005 under the laws of the state of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel.  Refuel’s offices are located in Charlotte, North Carolina. Refuel’s fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of Refuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any revenues since inception and the Company is in the process of raising additional capital and financing for future operations (See Note 10).

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly-owned subsidiaries and all variable interest entities (VIE’s) (collectively, “the Company”) for which the Company is the primary beneficiary. All material intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 (R) provides a new framework for identifying VIE’s and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; 2) has a group of equity owners that are unable to make significant decisions about its accountabilities; or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

Joint Ventures

The Company intends to operate its manufacturing and distribution business through various joint ventures. Upon the adoption of FIN 46 (R), the Company has consolidated all joint ventures that were determined to be VIE’s and where the Company is the primary beneficiary.

On September 2, 2005, the Company formed a joint venture, named Advanced Biotechnologies, LLC, with Advanced Biotechnologies, Inc. for the purpose of blending, processing, storing, distributing and selling biodiesel, biodiesel mixtures and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of Advanced Biotechnologies, LLC’s profits and losses. The Company is committed to fully fund the $200,000 of joint venture equity to be used for working capital. The Company has contributed capital of $188,500 for initial start up costs to Advanced Biotechnologies, LLC as of December 31, 2005. Although not required, an additional $117,150 was contributed for working capital subsequent to December 31, 2005. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2005.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Iowa, LLC, with PowerSHIFT Energy Company, Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels of Iowa, LLC’s profits and losses. The Company is committed to fund up to $125,000 in initial start up costs. The Company has contributed capital of $50,000 for initial start up costs to PowerSHIFT Biofuels of Iowa, LLC as of December 31, 2005. Although not required, an additional $100,000 was contributed for working capital subsequent to December 31, 2005. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2005.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Energy Company Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels LLC’s profits and losses. The Company is committed to fund up to $125,000 in initial start up costs. The Company has not advanced capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC as of December 31, 2005. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2005.

On November 29, 2005, the Company formed a joint venture named NewGen Fuel Technologies, Ltd., a company registered in the United Kingdom, with AG Global Partners, Ltd. to be involved in all steps of the manufacture of biofuels through the supply and distribution of fuels to wholesale and retail networks in Europe, the Middle East, Southeastern Asia and Australia. The Company has a 50% voting interest and a 50% allocation share of NewGen Fuel Technologies, Ltd’s profits and losses. The Company is committed to fund up to $200,000 in working capital costs as a short-term loan. As of December 31, 2005, the Company has funded start up costs in the amount of $108,557. The Company maintains a majority of Board of Director members on the joint venture and accordingly this joint venture shall be consolidated in the next reporting period if the joint venture is consummated. Accordingly, the Company has fully reserved start-up costs loaned to this joint venture.

On November 30, 2005, the Company formed a joint venture named Actanol BioEngineering, LLC, with Actanol Service, Ltd., a provider of alternative energy and biofuel plant solutions, to conduct the business of design, engineering, contracting, building, staffing and managing the feasibility and operational processes of various types of biofuel plants and agro-refineries. The Company has a 50% voting interest and a 50% allocation share of Actanol BioEngineering, LLC profits and losses. The Company is committed to fund up to $125,000 in initial start up costs. The Company has advanced $13,762 for initial start up costs to Actanol BioEngineering, LLC as of December 31, 2005. Although not required, an additional $247,195 was contributed for working capital subsequent to December 31, 2005. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2005 and for the period from June 1, 2005 (inception) to December 31, 2005.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Cash

The Company maintains its cash balances in financial institutions. Balances in the institutions may at times exceed the Federal Deposit Insurance Corporation limits.

Property and Equipment

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets using a double declining method with useful lives of five years for office equipment.

Loss per Share

Basic net loss per common share for the period from June 1, 2005 (Inception) to December 31, 2005 is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares and common stock equivalents outstanding during the period. The exercise of options to purchase 800,000 shares and warrants to purchase 2,255,000 common shares as of December 31, 2005, were not included in the computation of diluted loss per share since the assumed conversion and exercise would be anti-dilutive for all periods presented.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose the nature of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

At December 31, 2005, the carrying value of the Company’s financial instruments, which include cash, accounts payable and accrued expenses for related parties and other, and notes payable-related party, approximates their fair value due to the short-term maturity of those instruments.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”, which encourages but does not require companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to employ the intrinsic value method under APB No. 25 provided that pro-forma disclosures of net income and earnings per share under the fair value method are included in the notes to the consolidated financial statements. The required disclosures were amended in December 2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation - Transition and Disclosure. The Company has adopted the disclosure requirements of SFAS No. 123 as amended by SFAS No. 148, until the adoption of SFAS No. 123(R) in the first quarter 2006.

The Company accounts for its employee stock options in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Accordingly, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company provides pro-forma net income and pro-forma earnings per share disclosures for employee stock option grants as if the fair-value-based method had been applied in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Had the cost of stock options issued to employees been determined based on the fair value of options at the grant date, the Company’s net loss and loss per share pro-forma amounts would be as follows:

For the period from
June 1, 2005 (Inception) to
December 31, 2005

Net loss as reported	$(4,264,080)

Add: Stock based employee compensation expense
included in reported net income net of related tax effects	185,000

Deduct: Total stock based employee compensation
expense determined under fair value based method
net of related tax effects	(237,631)

Pro forma net loss	$(4,316,711)

Loss per share:

Basic and diluted - as reported	$(0.12)
Basic and diluted - pro forma	$(0.13)

The fair value of these options was estimated at the date of grant using Black-Scholes option pricing model with the following weighted average assumptions.

2005

Risk free interest rate	3.94%
Volatility factor	185.50%
Weighted average expected life	11.67 - 13.75
Expected dividend yield	-

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

On September 7, 2005, the Company adopted an incentive based Non-Qualified Stock Option Plan (“NQSO Plan”) with a vesting period of four (4) years from the grant date with an expiration period of ten (10) years after the last vesting date. Up to eight million shares or 15% of the float of Common stock will be provided for the NQSO Plan. The incentive awards will be based on performance, up to maximum levels, tiered as follows: Chairman/CEO 100%, next level 50% to 75%, and the next level 25% of their cash compensation.

In addition, a special one-time award was granted to certain individuals for their efforts contributed to the Company up to the date of the award. The amount of shares allocated for this award is 300,000. The options were granted as of September 9, 2005, and participants will be fully vested over a two-year timeframe with an expiration period of ten (10) years after the last vesting date. The option exercise price is $0.50 per share. The shares are to be equally split between certain officers. Another award was granted to the chief financial officer on October 10, 2005, the date of employment, for the option to purchase 500,000 shares at $1.00 per share and vesting in accordance with the NQSO Plan.

The weighted average fair value of options and warrants granted during 2005 is estimated to be $2.62 and $0.60, respectively.

The Company has reserved shares of its authorized but unissued common stock for the following:

	Stock Options		Warrants
		Weighted		Weighted
		Average Exercise Price		Average Exercise Price
	Shares	Per Share	Shares	Per Share	Total	Exercisable
Balance at 06/01/2005 (Inception):	-	-	-	-	-	-
Granted	800,000	$0.81	2,255,000	$0.22	3,055,000	2,255,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	-		-		-
Balance Outstanding, 12/31/2005:	800,000	$0.81	2,255,000	$0.22	3,055,000	2,255,000

The following table summarizes information concerning options and warrants outstanding and excercisable at December 31, 2005:

			Options Outstanding		Options Exercisable
	Weighted		Number	Weighted	Number	Weighted
	Average		of	Average Exercise	of	Average Exercise
Range of Exercise Prices	Remaining Life		Options	Price Per Share	Options	Price Per Share
$0.50	11.67		300,000	$0.50	-	-
$1.00	13.75		500,000	$1.00	-	-
$0.50 - 1.00	12.97		800,000	$0.81	-	-

			Warrants Outstanding		Warrants Exercisable
	Weighted		Number	Weighted	Number	Weighted
	Average		of	Average Exercise	of	Average Exercise
Range of Exercise Prices	Remaining Life		Warrants	Price Per Share	Warrants	Price Per Share
$0.001	29.58	*	2,155,000	$0.001	2,155,000	$0.001
$5.00	4.58		100,000	$5.00	100,000	$5.00
$0.001 - 5.00	28.47		2,255,000	$0.22	2,255,000	$0.22

*This warrant has an indefinite term, the Company has assigned a term of 30 years as reasonable estimate for reporting purposes

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share−Based Payment” (SFAS No. 123(R)), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No 123(R) requires all share−based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim period after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. Under SFAS No. 123(R), the Company must determine the appropriate fair value model to be used for valuing share−based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption. The permitted transition methods include either retrospective, prospective or modified prospective adoption. Under the retrospective option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method only relates to the options that were issued prior to January 1, 2006 and have historically been accounted for under the minimum value method. Such options continue to be accounted for under the provisions of APB Opinion No. 25. The modified prospective method requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of SFAS No. 123(R), while the retrospective methods would record compensation expense for all unvested stock options beginning with the first period presented. The Company anticipates adopting the modified prospective method to account for stock options starting in 2006. The Company estimates the impact of adopting SFAS No. 123(R) will be to record additional compensation expense of $780,075, $609,628, $268,734 and $201,551 for 2006 through 2009, respectively.

In May 2005, the FASB issued SFAS No. 154 that establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 completely replaces Accounting Principles Bulletin (APB) Opinion 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

(3) DEPOSIT ON LAND AND IMPROVEMENTS

On September 28, 2005, the Company executed a definitive agreement in the amount of $1,700,000 for the purchase of three fuel terminals, subject only to obtaining financing, that are strategically located near existing fuel pipelines in the Southeast United States. In conjunction with this purchase contract, a deposit of $170,000 was given to the seller. On December 13, 2005, the Company paid an additional $170,000 deposit to extend the purchase contract to January 15, 2006. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons. The Company closed on this purchase on January 24, 2006.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

(4) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the period from June 1, 2005 (inception) to December 31, 2005, various officers and directors of the Company agreed to defer a portion of their salaries payable until such time as adequate funds have been received by the Company. The amount deferred as of December 31, 2005 was $327,887, which is included in accounts payable and accrued expenses - related parties (See Note 9). Accounts payable and accrued expenses consisted of the following as of December 31, 2005:

	Related	Non-related
Accounts Payable	$187,924	$254,012
Accrued Expenses	779,843	110,841

Total	$967,767	$364,853

(5) NOTE PAYABLE - RELATED PARTY

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with a now former Executive Director in the amount of $316,500. As of December 31, 2005, the principal balance is $281,500 and accrued interest of $20,283 which is included in accrued expenses-related parties. The unsecured note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. The note has not been paid off and is currently in default. The Company is in negotiations to further extend this note. There are no adverse covenants relating to this note payable.

(6) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases approximately 500 square feet of office space under three non-cancelable operating leases. Two of these leases expire on May 30, 2006 and one expired on February 28, 2006 (which was automatically renewed for six months). Recurring monthly rents aggregate $5,699 per month. Rent expense for all operating leases for the period from June 1, 2005 (inception) through December 31, 2005 was $26,204. The leases are renewable every six months.

Commitments

The Company has entered into two management services contracts (commencing on October 1, 2005 and November 1, 2005) for management of two fuel terminals (storage tanks, piping and racks for dispensing) for $8,333 per month each for the next sixty months. As of December 31, 2005, the Company has paid $41,667 in terminal management services.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Biofuels Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company is committed to fund up to $125,000 in initial start up costs. The Company has not advanced capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC as of December 31, 2005.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Contingencies

On November 3, 2005, NewGen was advised by two Directors that a personal lawsuit against them in the United Kingdom alleging they improperly obtained technology owned by another company has been dropped. NewGen is currently marketing products utilizing technology received from the two Directors under a royalty agreement. The management of NewGen firmly believes that the technology is materially different than that referred to in the aforementioned lawsuit. Further, the two NewGen Directors have filed patent applications in the United Kingdom for protection of their technology used by NewGen.

(7) INCOME TAXES

December 31, 2005
Taxes at U.S. federal statutory rate of 34%	$(1,028,387)
Valuation allowance	1,028,387
Tax expense (benefit)	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are presented below:

December31, 2005
Deferred income tax assets:
Net operating loss carryforwards	$1,028,387

Deferred income tax liabilities:	-
1,028,387
Valuation allowance	(1,028,387)
Net deferred tax assets	$-

As of December 31, 2005, the Company has a net operating loss carryforward for Federal income tax purposes in the amount of $3,024,667, which expires in 2025. The Company has recorded a valuation allowance of $1,028,387 as of December 31, 2005. The valuation allowance was recorded due to the doubt surrounding the Company’s ability to utilize the deferred tax asset.

(8) STOCKHOLDERS’ DEFICIENCY

The total number of shares of all classes of stock which the Company is authorized to issue is 100,000,000 shares of common stock, par value $ 0.001 (“Common Stock”) and 10,000,000 shares of preferred stock, par value $ 0.001 (“Preferred Stock”). The Common Stock shall be identical and shall entitle each of the holders thereof to the same rights and privileges. When dividends (if any) are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Company, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. Each holder of Common Stock shall be entitled to one vote per share.

In June 2005, the Company issued 27,711,000 shares of Common Stock to founders at $0.001 per share for total subscriptions receivable of $2,771, of which $190 has been received as of December 31, 2005. The Company also maintains $2,025 in its attorney’s escrow account of proceeds received from founders who overpaid their subscriptions.

In June 2005, the Company issued a total of 424,033 shares of Common Stock to various individuals in exchange for services rendered and expense reimbursement, at $0.50 per share for a total of $212,020.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share.

During August and September, 2005 the Company sold 4,225,500 shares of Common Stock to various individuals at $0.50 per share for cash proceeds of $2,087,750 and a subscription receivable of $25,000, which has been received as of December 31, 2005.

On September 9, 2005, the Company issued to four employees options to purchase 300,000 shares at $0.50 per share, having an intrinsic value of $885,000, of which $737,500 remains deferred as of December 31, 2005 over a two year vesting period.

On October 10, 2005, the Company issued to one employee options to purchase 500,000 shares at $1.00 per share having an intrinsic value of $600,000, of which $562,500 remains deferred as of December 31, 2005 over a four year vesting period.

During November and December 2005, the Company issued a total of 1,094,000 shares of Common Stock to various individuals who exchanged services, future services and expense reimbursements at $0.50 per share totaling $547,000, of which $51,914 remains deferred as of December 31, 2005.

In December 2005, the Company agreed to issue a total of 13,000 shares of Common Stock to various individuals in exchange for services rendered and future services at $1.00 per share totaling $13,000, of which $4,000 remains deferred as of December 31, 2005.

In December 2005, the Company sold 1,070,200 shares of Common Stock to various individuals at $1.00 per share for cash proceeds of $265,200 and a subscription receivable of $805,000, which has been received subsequent to December 31, 2005. In conjunction with the sale of shares of Common Stock in December 2005, the Company issued a warrant to purchase 140,000 shares of the Company’s Common Stock at an exercise of $1.50 per share. The warrant was issued on January 16, 2006 and expires in 5 years.

(9) RELATED PARTY TRANSACTIONS

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with an Executive Director in the amount of $316,500, which includes $5,863 in accrued interest included in the note payable. As of December 31, 2005, the principal balance is $281,500 and accrued interest of $20,283 which is included in accrued expenses-related parties (See Note 4). The note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. The note has not been paid off and is currently in default. The Company is in negotiations to further extend this note. There are no adverse covenants relating to this note payable.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

Various officers and directors of the Company agreed to defer a portion of their salaries, payable, until such time as adequate funds have been received by the Company. The amount deferred as of December 31, 2005 was $327,887, which is included in accounts payable and accrued expenses - related parties (See Note 4).

On July 1, 2005, the Company entered into an assignment and royalty agreement with two directors and shareholders of the Company, whereby various Great Britain patent applications were assigned to the Company. According to the terms of the agreement, the Company was required to pay $250,000 at the inception of the agreement (paid July 1, 2005) and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate products sold per year utilizing the assigned patents during the term of the royalty agreement (indefinite until cancelled by either the directors or the Company). As of December 31, 2005, $125,000 of the $250,000 inception payment remains prepaid and $125,000 has been amortized.

On September 14, 2005, the Company entered into a two-month management services agreement with Treasure Coast Capital Partners (“TCCP”), a company owned by a shareholder and officer of the Company. The agreement provided for the Company to pay $43,250 in fees, of which $30,000 has been paid. This agreement has not been renewed.

On November 1, 2005, the Company acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of the Company’s board of directors and president, for a purchase price of $1. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

The Company’s obligations in connection with the Convertible Debentures (See Notes 8 & 11) are secured by substantially all of the Company’s assets and the assets of the Company’s subsidiaries. In addition, the chairman has granted a security interest in 214,916 shares of common stock that he owns, the president has granted a security interest in 5,000,000 shares of common stock that he owns, the chief financial officer has granted a security interest in 115,000 shares of common stock that he owns and a director has granted a security interest in 5,000,000 shares of common stock that he owns.

(10) GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $1,331,322 and a stockholders’ deficiency of $984,834 as of December 31, 2005 and a net loss of $4,264,080 and a cash flow deficiency from operations of $1,878,602 for the period from June 1, 2005 (inception) to December 31, 2005. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

(11) SUBSEQUENT EVENTS

On January 14, 2006, the Company sold and issued 440,000 shares of Common Stock to various individuals and a mutual fund at $1.00 per share for cash proceeds of $440,000. In conjunction with the sale of shares of Common Stock in December 2005, the Company issued a warrant to purchase 140,000 shares of the Company’s Common Stock at an exercise of $1.50 per share. The warrant was issued on January 16, 2006 and expires in 5 years.

On January 24, 2006, in connection with the sale of $5,000,000 of its 10% Secured Convertible Debentures (the “Convertible Debentures”), the Company issued 300,000 shares of Common Stock to Cornell Capital Partners, LP (“Cornell”). Also, as part of the same transaction, the Company also issued a warrant to Cornell for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years.

On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000 of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 shall be advanced two days before the Company’s Registration Statement on Form SB-2 is declared effective by the Securities & Exchange Commission. If the Registration Statement is not declared effective by May 24, 2006, the Company is required to pay the holder liquidated damages for each month that the Registration Statement has not been declared effective, as the case may be, either a cash amount or shares of the Company’s Common Stock, equal to 2% of the liquidated value of the Convertible Debentures. Holders may convert, at any time, the principal amount outstanding under the Convertible Debentures into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment. Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event that the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% of the Convertible Debentures face value and the right of redemption is exercised after 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of the shares of common stock held by such officers and directors (See Note 9).

NEWGEN TECHNOLOGIES, INC. (formerly Bongiovi Entertainment, Inc.)
AND SUBSIDIARIES (A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2005

On January 24, 2006, the Company closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. In February 2006, the Company began the process of assessing the refurbishment of these fuel terminals.

On February 1, 2006, the Company entered into a consulting agreement to assist in marketing, distribution and sales in the fuel industry for $2,500 per month for the next six months. The agreement is renewable upon mutual consent.

On February 10, 2006, the Company filed a Form SB-2 Registration Statement with the Securities & Exchange Commission to register up to 47,675,838 shares of its Common Stock for resale by the selling shareholders. These shares include 20,124,588 shares of Common Stock issued to shareholders, 2,395,000 shares of common stock issuable upon the exercise of Common Stock purchase warrants, 19,531,250 shares of Common Stock underlying Convertible Debentures owed to Cornell as discussed above based on a multiple of five times the Convertible Debentures adjusted for the share price being lesser than $1.00 and discounted by 20% of the market price, and 5,625,000 shares of Common Stock based a multiple of five times the issuable Common Stock purchase warrant of 1,125,000 issued to Cornell in conjunction with the Convertible Debentures noted above. The Company will receive no proceeds from the sale of these shares. Currently, the Company has received a response from the Securities & Exchange Commission requiring the Form SB-2 to be withdrawn and re-filed after addressing certain questions raised.

In February 2006, the Company entered into an agreement with an engineering consultant and contractor for approximately $96,500 to inspect and clean the individual tanks and roof pontoons of the Charlotte, NC location, of which the Company has paid $78,750.

In February 2006, the Company entered into an agreement with an engineering consultant and contractor for approximately $87,500 to inspect and clean the individual tanks and roof pontoons of the Spartanburg, SC location, of which the Company has paid $8,750.

In March 2006, the Company executed agreements with other contractors in the amount of approximately $39,000, of which approximately $11,300 has been paid to renovate the interior, exterior lanes and parking area of the Charlotte, NC location.

In March 2006, the Company also executed an agreement with the same engineering consultant and contractor to purchase and install a vapor combustion unit for the Charlotte, NC location in the amount of approximately $163,500, of which approximately $41,000 has been paid.

In March 2006, the Company also executed an agreement with the same engineering consultant and contractor to purchase and install a vapor combustion unit for the Spartanburg, SC location in the amount of approximately $163,500, of which approximately $41,000 has been paid.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Under the Nevada Revised Statutes our directors and officers will have no individual liability to us or our stockholders or creditors for any damages resulting from the officer's or director’s act or failure to act in his or her capacity as an officer or director unless it is proven that (i) the officer's or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and (ii) the officer's or director’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The effect of this statute is to eliminate the individual liability of our officers and directors to the corporation or its stockholders or creditors, unless any act or failure to act of an officer or director meets both situations listed in (i) and (ii) above.

Our Amended Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law.  The Nevada Revised Statutes also provide that a corporation may indemnify any officer or director who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director if (i) there was no breach by the officer or director of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or (ii) the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$5,636.83
Printing and engraving expenses	$10,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous expenses	$5,000.00
Total	$90,636.83

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Pursuant to a Share Exchange Agreement dated July 29, 2005, which closed on August 2, 2005, we issued 28,135,033 shares of common stock and a warrant to purchase 2,155,000 shares of common stock to accredited investors and non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

On August 2, 2005, we issued to Sarmatan Developments Ltd. a warrant to purchase 100,000 shares of common stock, at an exercise price of $5.00 per share, exercisable for a term of 5 years. The issuance of the warrant is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

On August 24, 2005, we completed a private placement offering of 534,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $267,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On September 2, 2005, we completed a private placement offering of 2,238,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $1,119,000. Additionally, we issued 1,094,000 shares of common stock, par value $0.001 per share, in consideration for settlement of $547,000 of our debt obligations. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On September 30, 2005, we completed a private placement offering of 1,187,500 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $593,750. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On October 10, 2005, we completed a private placement offering of 266,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $133,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In December 2005, we completed a private placement offering of 1,070,200 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $1,070,200. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In January 2006, we completed a private placement offering of 440,000 shares our common stock, par value $0.001 per share, for an aggregate purchase price of approximately $440,000.

On September 5, 2006, we issued 1,125,000 shares of common stock to Lyanne Millhouse in connection with the dissolution of a proposed joint venture with AG Global Partners, Ltd.

In August 2006, we issued 390,625 shares of common stock to Cornell Capital Partners, L.P. in connection with the conversion of $100,000 in principal of secured convertible debentures.

Cornell Financing

To obtain funding we entered into a Securities Purchase Agreement with Cornell Capital Partners LP on January 24, 2006 for the sale of $5,000,000 in secured convertible debentures and warrants to buy 1,125,000 shares of our common stock. Provided that the terms and conditions of the Securities Purchase Agreement are satisfied Cornell Capital Partners LP is obligated to provide us with an aggregate of $5,000,000 as follows:
   $2,200,000 was disbursed on January 24, 2006;
   $650,000 was disbursed on March 14, 2006; and
   $2,150,000 will be disbursed two business days before this prospectus is declared effective.
The secured convertible debentures bear interest at 10%, mature three years from the date of issuance and the principal is convertible into our common, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the our common stock during the five trading days immediately preceding the conversion date, subject to adjustment. Upon three-business days advance written notice, we may redeem the secured convertible debentures, in whole or part if the closing bid price of our common stock at the time of such written notice is less than $1.00. In the event that we exercise our right of redemption within 90 days of the date of issuance of the secured convertible debentures, the redemption will be calculated at 107% of the face value and if the right of redemption is exercised after 90 days of the date of issuance of the secured convertible debentures, the redemption will be calculated at 110% of the face value.

The warrants are exercisable until three years from the date of issuance and have an exercise price of $1.00 per share. The conversion price of the callable secured convertible debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors registration rights and a security interest in substantially all of our assets and intellectual property.

* All of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Registrant’s Articles of Incorporation (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 14, 2005).
3.2	Certificate of Amendment to Registrant’s Articles of Incorporation
3.4	Articles of Merger changing the Registrant’s name to NewGen Technologies, Inc. (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 12, 2005).
3.5	Registrant’s By-Laws.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1
Share Exchange Agreement by and among Bongiovi Entertainment, Inc., ReFuelAmerica, Inc. and the shareholders of ReFuel America, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)

10.2	Management Services Agreement by and between Bongiovi Entertainment, Inc. and Sarmatan Developments Ltd. (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)
10.3	Warrant issued to Frank Crivello SEP IRA dated August 2, 2005 (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)
10.4	Form of Registration Rights Agreement (incorporated by reference to the exhibit to Registrants Form 8-K filed on August 25, 2005)
10.5	Limited Liability Company Agreement of Advanced Biotechnology, LLC (incorporated by reference to a Form 8-K filed by the Registrant on September 22, 2005)
10.6	Contract of Sale, dated September 28, 2005, by and among Crown Central LLC and ReFuel America, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on October 3, 2005)
10.7
Amendment to Contract of Sale, dated December 9, 2005, by and among Crown Central LLC and ReFuel America, Inc. (incorporated by reference to the exhibit to Registrants Form 8-K filed on December 16, 2005)

10.8
Limited Liability Company Agreement of Powershift Biofuels of Hawaii, LLC, dated November 15, 2005, by and among Powershift Biofuels of Hawaii, LLC, Powershift Energy Company, Inc. and ReFuel America, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on November 16, 2005)

10.9
Limited Liability Company Agreement of Powershift Biofuels of Iowa, LLC, dated November 15, 2005, by and among Powershift Biofuels of Hawaii, LLC, Powershift Energy Company, Inc. and ReFuel America, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on November 16, 2005)

10.10
Joint Venture Agreement, dated November 29, 2005, by and among NewGen Technologies, Inc., AG Global Partners Limited and NewGen Fuel Technologies Limited (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.11
Technology License & Development Agreement, dated November 29, 2005, by and between Newgen Technologies, Inc. and NewGen Fuel Technologies Limited (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.12
Limited Liability Company Agreement of Actanol Bioengineering, LLC, dated November 28, 2005, by and among Actanol Bioengineering, LLC, Actanol Service Ltd. and Newgen Technologies, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.13
$2,200,000 principal amount Secured Convertible Debenture, dated January 24, 2006, issued by NewGen Technologies, Inc. to Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.14	Warrant to purchase 1,125,000 shares of Common Stock of NewGen Technologies, Inc., issued January 24, 2006 (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)
10.15
Securities Purchase Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.16
Investor Registration Rights Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.17
Amended and Restated Securities Purchase Agreement, dated February 10, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to the exhibit to Registrants Form 8-K filed on February 16, 2006)

10.18
Security Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.19
Subsidiary Security Agreement, dated January 24, 2006, by and between ReFuel Terminal Operations, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.20
Subsidiary Security Agreement, dated January 24, 2006, by and between ReFuel America, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.21
Subsidiary Security Agreement, dated January 24, 2006, by and between NewGen International, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.22
$650,000 principal amount Secured Convertible Debenture, dated March 10, 2006, issued by NewGen Technologies, Inc. to Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on March 16, 2006)

10.23	Settlement Agreement and General Release, dated August 22, 2006, by and among John King, NewGen Technologies, Inc., Refuel America, Inc. and ICF Industries, Inc.
10.24	Settlement Deed by and among NewGen Technologies, Inc., NewGen Fuel Technologies Limited, AG Global Partners Limited, Alexander James Greystoke, Geoffrey Dawson and Lyanne Millhouse
10.25	Share Purchase and Transfer Agreement by and between IndustriePlanung Fischer AG and ACTANOL BioEngineering GmbH
21.1	List of Subsidiaries
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Charlotte, North Carolina, on September 8, 2006.

NEWGEN TECHNOLOGIES, INC.

By:	/s/ S. Bruce Wunner
S. Bruce Wunner
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Scott A. Deininger
Scott A. Deininger
Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

*	Chairman and Director	September 8, 2006
Noel M. Corcoran

/s/ S. Bruce Wunner	Chief Executive Officer and Vice-Chairman	September 8, 2006
S. Bruce Wunner

*	President and Director	September 8, 2006
Ian Williamson

/s/ Scott A. Deininger	Chief Financial Officer	September 8, 2006
Scott Deininger

*	Director	September 8, 2006
Cliff Hazel

* By /s/ S. Bruce Wunner and Scott A. Deininger, authorized under Power of Attorney filed with Form SB-2 (File No. 333-133457), filed with the Securities and Exchange Commission on April 21, 2006.